As filed with the Securities and Exchange Commission on May 22, 2014
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________________________________________________________

FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________________________________________________________

General Motors Company
(Exact name of registrant as specified in its charter)

Delaware	3711	27-0756180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
___________________________________________________________

Thomas S. Timko
Vice President, Controller and Chief Accounting Officer
General Motors Company
300 Renaissance Center
Detroit, Michigan 48265-3000
(313) 556-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________________________

Copies of all communications, including communications sent to agent for service, should be sent to:

Robert C. Shrosbree, Esq.	Joseph P. Gromacki, Esq.
General Motors Company	William L. Tolbert, Jr., Esq.
300 Renaissance Center	Brian R. Boch, Esq.
Detroit, Michigan 48265-3000	Jenner & Block LLP
(313) 556-5000	353 N. Clark Street
Chicago, IL 60654-3456
(312) 222-9350

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
3.500% Senior Notes due 2018	$ 1,500,000,000	100%	$ 1,500,000,000	$ 193,200
4.875% Senior Notes due 2023	$ 1,500,000,000	100%	$ 1,500,000,000	$ 193,200
6.250% Senior Notes due 2043	$ 1,500,000,000	100%	$ 1,500,000,000	$ 193,200
Total	$ 4,500,000,000		$ 4,500,000,000	$ 579,600

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2014

PRELIMINARY PROSPECTUS

Offer to Exchange

$1,500,000,000 aggregate principal amount of new 3.500% Senior Notes due 2018 (the “New 2018 Notes”) for all outstanding 3.500% Senior Notes due 2018 originally issued September 27, 2013 (the “Old 2018 Notes”),

$1,500,000,000 aggregate principal amount of new 4.875% Senior Notes due 2023 (the “New 2023 Notes”) for all outstanding 4.875% Senior Notes due 2023 originally issued September 27, 2013 (the “Old 2023 Notes”), and

$1,500,000,000 aggregate principal amount of new 6.250% Senior Notes due 2043 (the “New 2043 Notes”) for all outstanding 6.250% Senior Notes due 2043 originally issued September 27, 2013 (the “Old 2043 Notes”).

We are offering to exchange, on the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, our New 2018 Notes, New 2023 Notes and New 2043 Notes, which we refer to in this prospectus collectively as the “New Notes,” for any and all of our outstanding Old 2018 Notes, Old 2023 Notes and Old 2043 Notes, respectively, which we refer to in this prospectus collectively as the “Old Notes.” In this prospectus, we refer to the offer to exchange the New Notes for the Old Notes as the “Exchange Offer” and the New Notes and Old Notes collectively as the “Notes.”
The Exchange Offer will expire at 5:00 p.m., New York City time, on                , 2014, unless we extend the Exchange Offer in our sole and absolute discretion.
The New Notes:

•
The terms of the New Notes offered in the Exchange Offer are substantially identical to the terms of the respective Old Notes, except that the New Notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number from the Old Notes, and will not entitle their holders to registration rights.

•	Investing in the New Notes involves risks. You should carefully review the risk factors beginning on page 9 of this prospectus before participating in the Exchange Offer.
The Exchange Offer:

•	No public market currently exists for the New Notes (or the Old Notes), and the New Notes will not be listed on any securities exchange or automated quotation system.

•	You may withdraw tenders of Old Notes at any time prior to the expiration or termination of the Exchange Offer.

•	Old Notes may be tendered only in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer who acquired Old Notes as a result of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with any resales of the New Notes. We have agreed that, for a period of up to 180 days after the date of completion of the Exchange Offer, we will make this prospectus available for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission (the “SEC” or the “Commission”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                        , 2014.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus. We do not take responsibility for, and we do not provide any assurance as to the reliability of, any other information that others may give you. We have not authorized any other person to provide you with different information. We are not making an offer to exchange the New Notes for the Old Notes in any jurisdiction where such offer or exchange is not permitted.
TABLE OF CONTENTS

About this Prospectus	ii
Market and Industry Data	iii
Incorporation of Certain Documents by Reference	iii
Where You Can Find More Information	iii
Forward-Looking Statements	iv
Summary	1
Risk Factors	9
Use of Proceeds	12
Consolidated Ratio of Earnings to Fixed Charges	12
Description of the New Notes	13
The Exchange Offer	23
Book-Entry; Delivery and Form of the New Notes	33
Certain U.S. Federal Tax Considerations	36
Plan of Distribution	39
Legal Matters	40
Experts	40
Appendix A - Special Procedures and Requirements for Canadian Holders	41
ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the SEC. You should carefully read this prospectus, the registration statement, the exhibits thereto and our current and periodic reports filed from time to time with the SEC, as well as the additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information,” before making a decision to participate in the Exchange Offer or to invest in the New Notes. You should consult your own legal, tax and business advisors regarding your participation in the Exchange Offer and investment in the New Notes. Information in this prospectus is not legal, tax or business advice.
In this prospectus, unless the context indicates otherwise, for the periods on or subsequent to July 10, 2009, references to “we,” “our,” “us,” “ourselves,” the “Company,” “General Motors,” or “GM” refer to General Motors Company and, where appropriate, its subsidiaries. However, in the “Summary of the Terms of the Exchange Offer,” “Summary of the Terms of the New Notes,” “Description of the New Notes,” “The Exchange Offer,“ “Book-Entry; Delivery and Form of the New Notes” and “Plan of Distribution” sections of this prospectus, references to “we,” “our,” “us,” “ourselves,” the “Company,” the “Issuer,” “General Motors” or “GM” refer to General Motors Company (parent company only) and not to any of our subsidiaries.
General Motors Company is the successor entity solely for accounting and financial reporting purposes to General Motors Corporation, which is sometimes referred to in this prospectus, for the periods on or before July 9, 2009, as “Old GM.” On July 10, 2009, Old GM changed its name to Motors Liquidation Company. On December 15, 2011, Motors Liquidation Company was dissolved and transferred its remaining assets and liabilities to the Motors Liquidation Company GUC Trust.
THIS PROSPECTUS CONSTITUTES NEITHER AN OFFER TO EXCHANGE OR PURCHASE SECURITIES NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR BLUE SKY LAWS.
IF YOU ARE LOCATED OR RESIDENT IN ANY PROVINCE OR TERRITORY OF CANADA, PLEASE SEE “THE EXCHANGE OFFER –– SPECIAL NOTICE REGARDING CANADIAN SECURITIES LAWS COMPLIANCE.”

MARKET AND INDUSTRY DATA
Information relating to our relative position in the global automotive industry is based upon the good faith estimates of management, and includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. While we are not aware of any misstatements regarding our market and industry data presented or incorporated by reference herein, our management’s estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus or in the documents incorporated by reference herein. We cannot guarantee the accuracy or completeness of such information contained or incorporated by reference in this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents and reports listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the expiration date (provided, however, that this prospectus does not incorporate by reference any documents, reports or filings, or portions of any documents, reports or filings, that are deemed to be furnished and not filed under applicable SEC rules):

GM SEC Filings (File No. 001-34960)	Period
Annual Report on Form 10-K	Year ended December 31, 2013 (filed with the SEC on February 6, 2014)
Quarterly Report on Form 10-Q	Quarter ended March 31, 2014 (filed with the SEC on April 24, 2014)
Current Reports on Form 8-K
Dates filed: January 7, 2014, January 15, 2014 (2 filings), January 17, 2014, February 4, 2014, March 4, 2014, March 13, 2014, April 3, 2014, April 21, 2014, May 5, 2014, May 15, 2014 and May 20, 2014 (2 filings)

The documents incorporated by reference into this prospectus contain important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of the documents incorporated by reference into this prospectus, except exhibits to such documents unless those exhibits are specifically incorporated by reference in such documents, at no cost, by writing or telephoning the office of Thomas S. Timko, Vice President, Controller and Chief Accounting Officer, at the following address and telephone number:

General Motors Company 300 Renaissance Center Detroit, Michigan 48265-3000 (313) 556-5000
To ensure timely delivery you should make your request to us no later than                , 2014, which is five business days prior to the expiration date of the Exchange Offer. To ensure timely delivery in the event that we extend the Exchange Offer, you should make your request to us at least five business days before the expiration date of the Exchange Offer, as extended.
You may also find additional information about us, including the documents mentioned above, on our website at http://www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an internet site at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically, including GM. We are not incorporating the contents of the SEC website into this prospectus.

Reports and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, where our common stock is listed.
FORWARD-LOOKING STATEMENTS
This prospectus may include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.
These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus and the documents incorporated by reference under the captions “Risk Factors” and “Forward-Looking Statements” and elsewhere in those documents.
Consequently, all of the forward-looking statements made in this prospectus, as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

SUMMARY
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary describes aspects of our business, the Exchange Offer, and the New Notes and Old Notes, but it does not contain all of the information that you should consider in making your decision to participate in the Exchange Offer or invest in the New Notes. You should carefully read all of the information contained or incorporated by reference in this prospectus, including the “Risk Factors” section beginning on page 9 of this prospectus, the risk factors in our periodic reports filed from time to time with the SEC and our financial statements and related notes before making an investment decision.
General Motors Company
Overview
We design, build and sell cars, trucks and automobile parts worldwide. We also provide automotive financing services through General Motors Financial Company, Inc. (“GM Financial”).
Our automotive operations meet the demands of our customers through our four automotive segments: GM North America, GM Europe, GM International Operations and GM South America.
Automotive
Our vision is to design, build and sell the world’s best vehicles. We are committed to leadership in vehicle design, quality, reliability, telematics and infotainment and safety, as well as to developing key energy efficiency, energy diversity and advanced propulsion technologies, including electric vehicles. Our business is diversified across products and geographic markets. We meet the local sales and service needs of our retail and fleet customers with a global network of independent dealers.
Automotive Financing-GM Financial
GM Financial is a global provider of automobile financing solutions specializing in purchasing retail automobile installment sales contracts originated by GM and non-GM franchised and select independent dealers in connection with the sale of used and new automobiles. GM Financial also offers a lease financing product for new GM vehicles and a commercial lending program for GM-franchised dealerships. GM Financial primarily generates revenue and cash flows through the purchase, retention, securitization and servicing of finance receivables and leased assets. GM Financial completed the acquisitions of Ally Financial Inc.’s automotive finance and financial services businesses in Europe and Latin America during 2013 and expects to complete the acquisition of Ally Financial Inc.'s equity interest in its joint venture in China, which is subject to certain regulatory and other approvals, in 2014 or as soon as practicable thereafter.
Corporate Information
Our principal executive offices are located at 300 Renaissance Center, Detroit, Michigan 48265-3000, and our telephone number is (313) 556-5000. Our website is www.gm.com. Our website and the information included in, or linked to on, our website are not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

Summary of the Terms of the Exchange Offer
On September 27, 2013, we completed a private placement of $1,500,000,000 aggregate principal amount of Old 2018 Notes, $1,500,000,000 aggregate principal amount of Old 2023 Notes and $1,500,000,000 aggregate principal amount of Old 2043 Notes. The private placement of the Old Notes was made only to qualified institutional buyers under Rule 144A under the Securities Act and to persons outside the United States under Regulation S under the Securities Act, and accordingly was exempt from registration under the Securities Act.

General
In connection with the issuance of the Old Notes, GM entered into a registration rights agreement, dated September 27, 2013, with the initial purchasers of the Old Notes (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, we agreed to use commercially reasonable efforts to cause the registration statement of which this prospectus is a part to become effective within 365 days after the date of issuance of the Old Notes. We further agreed to use commercially reasonable efforts to commence the Exchange Offer as soon as practicable after the registration statement becomes effective and to hold the Exchange Offer open for the period required by applicable law. See “The Exchange Offer.” The terms of the New Notes offered in the Exchange Offer are identical in all material respects to those of the Old Notes, except that the New Notes:

• will be registered under the Securities Act and therefore will not be subject to restrictions on transfer;
• will not be subject to provisions relating to additional interest;
• will bear a different CUSIP or ISIN number from the Old Notes; and
• will not entitle their holders to registration rights.
The Exchange Offer	We are offering to issue:

•      up to $1,500,000,000 aggregate principal amount of new 3.500% Senior Notes due 2018 in exchange for a like principal amount of our outstanding 3.500% Senior Notes due 2018 (CUSIP Nos. 37045VAA8, U3821PAA0),

•      up to $1,500,000,000 aggregate principal amount of new 4.875% Senior Notes due 2023 in exchange for a like principal amount of our outstanding 4.875% Senior Notes due 2023 (CUSIP Nos. 37045VAB6, U3821PAB8), and

•      up to $1,500,000,000 aggregate principal amount of new 6.250% Senior Notes due 2043 in exchange for a like principal amount of our outstanding 6.250% Senior Notes due 2043 (CUSIP Nos. 37045VAC4, U3821PAC6).

You may only exchange Old Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Subject to the satisfaction or waiver of specified conditions, we will exchange the New Notes for all respective Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. We will cause the exchanges to be effected promptly after the expiration of the Exchange Offer.

Resale of the New Notes
Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are not our “affiliate” (as defined in Rule 405 under the Securities Act);
• you are acquiring the New Notes in the ordinary course of your business;
• you do not have an arrangement or understanding with any person to participate in the distribution of the New Notes (within the meaning of the Securities Act);
• you are not engaged in, and do not intend to engage in, the distribution of the New Notes; and
• you are not acting on behalf of any person who could not truthfully make a representation to all of the foregoing.

If you are a broker-dealer and receive New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or other trading activities, you must represent that you will deliver a prospectus in connection with any resale of the New Notes. See “Plan of Distribution.” A broker-dealer may use this prospectus for an offer to resell, a resale or other retransfer of the New Notes issued in the Exchange Offer for a period of up to 180 days after the date of completion of the Exchange Offer.

Any holder of Old Notes who:
• is our “affiliate” (as defined in Rule 405 under the Securities Act);
• does not acquire the New Notes in the ordinary course of its business; or
• tenders its Old Notes in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of New Notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes.

You should read the discussion under the heading “The Exchange Offer” for further information regarding the Exchange Offer and resale of the New Notes.
Consequences of Failure to Exchange the Old Notes	If you are eligible to participate in the Exchange Offer and:
• you do not tender your Old Notes; or
• you tender your Old Notes and they are not accepted for exchange, your Old Notes will remain outstanding and continue to accrue interest, but you will not retain any rights under the Registration Rights Agreement.
See “The Exchange Offer—Terms of the Exchange Offer” and “—Consequences of Failure to Exchange.”
Effect on Holders of the Old Notes	Upon completion of the Exchange Offer, there may be no market for the Old Notes that remain outstanding and you may have difficulty selling them.

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Old Notes pursuant to the terms of, the Exchange Offer, GM will have fulfilled a covenant under the Registration Rights Agreement and, accordingly, GM will not be obligated to pay additional interest pursuant to the Registration Rights Agreement.

Expiration Date
The Exchange Offer will expire at 5:00 p.m., New York City time, on                      , 2014, or the “expiration date,” unless we extend the Exchange Offer, in which case expiration date means the latest date and time to which the Exchange Offer has been extended.

Conditions to the Exchange Offer
The Exchange Offer is subject to several customary conditions described in “The Exchange Offer-Conditions.” We will not be required to accept for exchange, or to issue any New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if we determine in our reasonable judgment that:

• the Exchange Offer violates applicable law or any applicable interpretation of the staff of the SEC;

•      an action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer or a material adverse development shall have occurred with respect to GM; or

• any governmental approval has not been obtained, which approval we deem necessary for the consummation of the Exchange Offer.

The foregoing conditions are for our sole benefit and may be waived by us. We reserve the right to terminate or amend the Exchange Offer at any time prior to the expiration date upon the occurrence of any of the foregoing events.

Procedures for Tendering the Old Notes
If you wish to participate in the Exchange Offer, you must submit required documentation and effect a tender of Old Notes pursuant to the procedures for book-entry transfer or other applicable procedures, all in accordance with the instructions described in this prospectus and in the letter of transmittal or electronic acceptance instruction. See “The Exchange Offer—Procedures for Tendering the Old Notes,” “—Book-Entry Transfer” and “—Guaranteed Delivery Procedures.”

If you hold Old Notes through The Depository Trust Company (“DTC”) and wish to participate in the Exchange Offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal.

By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:
• you are not our “affiliate” (as defined in Rule 405 of the Securities Act);
• you are acquiring the New Notes in the ordinary course of your business;
• you do not have an arrangement or understanding with any person to participate in the distribution of the New Notes or the Old Notes (within the meaning of the Securities Act);
• if you are not a broker-dealer, that you are not engaged in, and do not intend to engage in, the distribution of the New Notes;

•      if you are a broker-dealer, that you will receive the New Notes for your own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, and that you will deliver a prospectus in connection with any resale of such New Notes; and

• you are not acting on behalf of any person who could not truthfully make the foregoing representations.
Special Procedures for Beneficial Owners
If you are a beneficial owner of Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Old Notes in the Exchange Offer, you should contact the registered holder promptly and instruct the registered holder to tender those Old Notes on your behalf.

Guaranteed Delivery Procedures
If you wish to tender your Old Notes, but cannot properly do so prior to the expiration date, you may tender your Old Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal Rights
Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Old Notes, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent (as defined below) at its address set forth in “The Exchange Offer—Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Notes and Delivery of New Notes
Except in some circumstances, Old Notes that are validly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the expiration date. We may reject any and all Old Notes that we determine have not been properly tendered or any Old Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We may waive any irregularities in the tender of the Old Notes. See “The Exchange Offer—Procedures for Tendering the Old Notes,” “—Book-Entry Transfer,” and “—Guaranteed Delivery Procedures.”

Registration Rights
In an effort to provide holders of the Old Notes the opportunity to exchange the Old Notes for substantially similar notes that are publicly registered, we entered into the Registration Rights Agreement pursuant to which we agreed to:

• use commercially reasonable efforts to file a registration statement for an exchange offer to exchange the New Notes for respective Old Notes;
• use commercially reasonably efforts to cause the registration statement to become effective within 365 days after September 27, 2013;
• use commercially reasonable efforts to commence the Exchange Offer as soon as practicable after the registration statement has become effective; and
• in certain circumstances, file a shelf registration statement that would allow some or all of the Old Notes to be offered to the public.

We will be required to pay additional cash interest as liquidated damages to holders of the Old Notes if we fail to meet various deadlines under the Registration Rights Agreement. See “Exchange Offer—Purpose and Effect of the Exchange Offer.”

Certain U.S. Federal Income Tax Considerations	We believe that the exchange of the New Notes for the respective Old Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Tax Considerations.”
Use of Proceeds	We will not receive any cash proceeds from the issuance of the New Notes in the Exchange Offer. See “Use of Proceeds.”
Dissenters’ Rights	Holders of Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.
Exchange Agent	The Bank of New York Mellon is serving as the exchange agent for the Old Notes (the “Exchange Agent”).

Summary of the Terms of the New Notes
The summary below describes the principal terms of the New Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the New Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the New Notes and the Indenture (as defined under “Description of the New Notes”) governing the New Notes.

Issuer	General Motors Company
New Notes Offered	$1,500,000,000 in aggregate principal amount of 3.500% Senior Notes due 2018, which will have been registered under the Securities Act,
$1,500,000,000 in aggregate principal amount of 4.875% Senior Notes due 2023, which will have been registered under the Securities Act, and
$1,500,000,000 in aggregate principal amount of 6.250% Senior Notes due 2043, which will have been registered under the Securities Act.
Maturity Dates	The New 2018 Notes will mature on October 2, 2018, the New 2023 Notes will mature on October 2, 2023, and the New 2043 Notes will mature on October 2, 2043.
Interest Rates
Interest on the New 2018 Notes will accrue at a rate of 3.500% per year, interest on the New 2023 Notes will accrue at a rate of 4.875% per year and interest on the New 2043 Notes will accrue at a rate of 6.250% per year.

Interest Payment Dates	Interest on the New Notes will be paid semi-annually and in arrears on April 2 and October 2.
Ranking of the New Notes	The New Notes will be our general unsecured obligations and will be:
• equal in right of payment to all of our existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;
• senior in right of payment to any of our existing or future indebtedness and other obligations that are, by their terms, expressly subordinated in right of payment to the Notes;

•      effectively subordinated to all of our secured indebtedness and other secured obligations to the extent of the value of the assets securing such secured indebtedness or other secured obligations; and

• structurally subordinated to all indebtedness and other obligations of our subsidiaries.
Optional Redemption
We may, at our option, redeem the New Notes in whole or in part at any time and from time to time at redemption prices of 100% of their respective principal amounts plus an applicable “make-whole” premium as described under “Description of the New Notes—Optional Redemption.”

Certain Covenants	The New Notes will be issued under the Indenture, which contains covenants that will limit:

•      the ability of GM and certain of its subsidiaries to incur indebtedness secured by certain principal domestic manufacturing properties or by any shares of stock or indebtedness of certain manufacturing subsidiaries and to enter into certain sale and leaseback transactions with respect to certain principal domestic manufacturing properties; and

• the ability of GM to enter into certain mergers or certain conveyances, transfers or leases of all or substantially all of its properties and assets.
Each of these covenants, however, is subject to significant exceptions. See “Description of the New Notes—Certain Covenants” and “Description of the New Notes—Consolidation, Merger or Sale of Assets.”
Further Issuances	The Indenture does not limit the amount of Notes which we may issue. We may issue additional Notes up to an aggregate principal amount as our board of directors may authorize from time to time.
No Prior Market
The New Notes will be new securities for which there is currently no existing market. The New Notes will not be listed on any securities exchange. We cannot assure you as to the liquidity of, or the trading market for, the New Notes.

Form and Denomination
The New Notes will be issued in fully registered form and will be represented by global notes without interest coupons. The global notes will be deposited with a custodian for and registered in the name of a nominee of DTC in New York, New York. Investors may elect to hold interests in the global notes through DTC and its direct or indirect participants as described under “Book-Entry; Delivery and Form of the New Notes.” Old Notes can be exchanged for respective New Notes in the Exchange Offer only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Trustee	The Bank of New York Mellon (the “Trustee”).
Use of Proceeds	We will not receive any proceeds from the issuance of the New Notes. See “Use of Proceeds.”

Risk Factors
See “Risk Factors” beginning on page 9 of this prospectus and in our periodic reports filed from time to time with the SEC for a discussion of risks you should carefully consider before deciding to tender your Old Notes in the Exchange Offer or to invest in the New Notes.

Summary Consolidated Financial Information
The following table presents summary consolidated financial data of General Motors Company (Successor) and Old GM (Predecessor). The summary consolidated financial data for the years ended December 31, 2013, 2012 and 2011 and as of December 31, 2013 and 2012 presented below were derived from GM’s audited annual consolidated financial statements and the notes thereto appearing in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference in this prospectus. The audited annual consolidated financial statements for the years ended December 31, 2013, 2012 and 2011 and as of December 31, 2013 and 2012 have been audited by Deloitte & Touche LLP. The summary consolidated financial data as of December 31, 2011 and as of and for the year ended December 31, 2010 presented below were derived from GM’s audited annual consolidated financial statements and the notes thereto, which are not incorporated by reference into this prospectus. The summary consolidated financial data as of December 31, 2009 (Successor) and for the periods July 10, 2009 through December 31, 2009 (Successor) and January 1, 2009 through July 9, 2009 (Predecessor) presented below were derived from GM’s audited annual consolidated financial statements and the notes thereto, which are not incorporated by reference into this prospectus. The summary interim consolidated financial data as of and for the three months ended March 31, 2014 presented below were derived from GM’s unaudited condensed consolidated financial statements and the notes thereto appearing in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which is incorporated by reference in this prospectus. You should read the following information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and GM’s consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, which are incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”
Selected financial data is summarized in the following table (dollars in millions except per share amounts):

	Successor						Predecessor
	Three Months Ended March 31, 2014	Years Ended December 31,				July 10, 2009 Through December 31, 2009	January 1, 2009 Through July 9, 2009
		2013	2012	2011	2010
Income Statement Data:
Total net sales and revenue (a)	$37,408	$155,427	$152,256	$150,276	$135,592	$57,474	$47,115
Income (loss) from continuing operations (b)(c)	$280	$5,331	$6,136	$9,287	$6,503	$(3,786)	$109,003
Net (income) loss attributable to noncontrolling interests	(67)	15	52	(97)	(331)	(511)	115
Net income (loss) attributable to stockholders	$213	$5,346	$6,188	$9,190	$6,172	$(4,297)	$109,118

Net income (loss) attributable to common stockholders	$125	$3,770	$4,859	$7,585	$4,668	$(4,428)	$109,118
Basic earnings (loss) per share(d)	$0.08	$2.71	$3.10	$4.94	$3.11	$(3.58)	$178.63
Diluted earnings (loss) per share(d)	$0.06	$2.38	$2.92	$4.58	$2.89	$(3.58)	$178.55
Book value per share(e)	$26.72	$28.28	$27.08	$24.92	$24.77	$14.64
Cash dividends declared per common share	$0.30	$—	$—	$—	$—	$—	$—
Balance Sheet Data (as of period end):
Total assets(a)	$173,606	$166,344	$149,422	$144,603	$138,898	$136,295
Automotive notes and loans payable(f)	$7,209	$7,137	$5,172	$5,295	$4,630	$15,783
GM Financial notes and loans payable(a)	$30,558	$29,046	$10,878	$8,538	$7,032
Series A Preferred Stock(g)	$3,109	$3,109	$5,536	$5,536	$5,536	$6,998
Series B Preferred Stock(h)		$—	$4,855	$4,855	$4,855
Equity(i)	$42,840	$43,174	$37,000	$38,991	$37,159	$21,957

(a)	GM Financial was consolidated effective October 1, 2010. GM Financial acquired Ally Financial Inc.'s international operations in Europe and Latin America in the year ended December 31, 2013.

(b)
In the period January 1, 2009 through July 9, 2009 Old GM recorded reorganization gains, net of $128.2 billion directly associated with the filing by Old GM and certain of its direct and indirect subsidiaries of voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York, the Section 363 sale of Old GM and certain of its direct and indirect subsidiaries under Chapter 11 of the U.S. Bankruptcy Code and the application of fresh-start reporting.

(c)
In the year ended December 31, 2012 we recorded goodwill impairment charges of $27.1 billion, the reversal of deferred tax valuation allowances of $36.3 billion in the U.S. and Canada, pension settlement charges of $2.7 billion and GME long-lived asset impairment charges of $5.5 billion.

(d)
In the years ended December 31, 2012 and 2011 we used the two-class method for calculating earnings per share as the Series B Preferred Stock was a participating security due to the applicable market value of our common stock being below $33.00 per common share.

(e)	Book value per share is calculated by dividing Equity by the number of common shares outstanding.

(f)	In December 2010 GM Korea Company terminated its $1.2 billion credit facility following the repayment of the remaining $1.0 billion under the facility.

(g)
In September 2013 we purchased 120 million shares of our Series A Preferred Stock held by the UAW Retiree Medical Benefits Trust for $3.2 billion. In December 2010 we purchased 84 million shares of our Series A Preferred Stock from the United States Treasury for $2.1 billion.

(h)
In December 2013 all of our Series B Preferred Stock automatically converted into 137 million shares of our common stock. Our Series B Preferred Stock was issued in a public offering in November and December 2010.

(i)
In December 2012 we purchased 200 million shares of our common stock for a total of $5.5 billion, which directly reduced shareholder’s equity by $5.1 billion and we recorded a charge to earnings of $0.4 billion.

*  *  *  *  *   *  *

RISK FACTORS
Investment in the New Notes involves risks. In addition to all of the other information contained or incorporated by reference into this prospectus, you should carefully consider the risk factors set forth below and the risk factors incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our subsequent filings under the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and any amendments thereof.
Risks Relating to the Exchange Offer
You may have difficulty selling any Old Notes that you do not exchange.
If you do not exchange your Old Notes for New Notes in the Exchange Offer, you will continue to be subject to restrictions on transfer of your Old Notes as set forth in the offering memorandum distributed in connection with the private placement of the Old Notes. In general, the Old Notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in limited circumstances as required by the Registration Rights Agreement, we do not intend to register resales of the Old Notes under the Securities Act. If you are eligible to participate in the Exchange Offer and (i) you do not tender your Old Notes or (ii) you tender your Old Notes and they are not accepted for exchange, you will not retain any rights under the Registration Rights Agreement. The tender of Old Notes under the Exchange Offer will reduce the outstanding amount of the Old Notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the Old Notes due to a reduction in liquidity.
You must comply with the procedures of the Exchange Offer in order to receive new, freely tradable New Notes.
Delivery of New Notes in exchange for the Old Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after you properly follow the procedures of the Exchange Offer. We are not required to notify you of defects or irregularities in tenders of Old Notes for exchange. The Old Notes that are not tendered or that are tendered but we do not accept for exchange will, following expiration of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon expiration of the Exchange Offer, certain registration and other rights under the Registration Rights Agreement will terminate.
If you are a broker-dealer or are participating in a distribution of the New Notes, you may be required to deliver a prospectus and comply with other requirements.
If you tender your Old Notes for the purpose of participating in a distribution of the New Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the New Notes. If you are a broker-dealer that receives New Notes for your own account in exchange for Old Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to represent that you will deliver a prospectus in connection with any resale of such New Notes.

Risks Relating to the New Notes
The New Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.
The New Notes will be obligations exclusively of General Motors Company and not any of our subsidiaries, and none of our subsidiaries will guarantee the New Notes. We are a holding company and, accordingly, substantially all of our operations are conducted through subsidiaries, which are separate and distinct legal entities. Our subsidiaries have no obligation to pay any amounts due under the New Notes or to provide us with funds to pay our obligations, whether by dividends, distributions, loans or other payments. All claims of creditors (including secured and unsecured creditors and general trade creditors) and preferred stockholders of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the New Notes) as an equity holder of such subsidiaries. Consequently, the New Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries and any subsidiaries that we may in the future acquire or create. Furthermore, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be effectively subordinated to any security interest in the assets of those subsidiaries and would be subordinate to any indebtedness of those subsidiaries senior to that held by us. As of March 31, 2014, we had total consolidated liabilities of approximately $130.8 billion (including consolidated indebtedness of approximately $37.8 billion), of which $4.5 billion constitutes indebtedness of General Motors Company (parent company only) under the Old Notes and substantially all of the remainder of which are liabilities of our subsidiaries.

We conduct substantially all of our operations through our subsidiaries and depend on cash flow from our subsidiaries to meet our obligations. Your right to receive payments on the New Notes could be adversely affected if any of our subsidiaries becomes unable to distribute cash to us.
Because we are a holding company and conduct substantially all of our operations through subsidiaries, our cash flow and ability to service debt, including the New Notes, will depend to a significant extent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, whether by dividends, distributions or other payments. The financial condition and operating requirements of our subsidiaries may limit our ability to obtain cash from our subsidiaries. In addition, provisions of law, such as those requiring that dividends be paid only from surplus, could limit the ability of our subsidiaries to make payments or other distributions to us. Furthermore, our subsidiaries could in certain circumstances agree to contractual restrictions on their ability to make distributions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required payments on our obligations, including the New Notes.
The limited covenants in the Indenture that will govern the New Notes will not provide protection against many types of important corporate events and may not protect your investment.
The Indenture does not:

•
require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, will not protect holders of the New Notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•
restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness (other than certain secured indebtedness) that would be senior in right of payment to our equity interests in our subsidiaries and therefore would be structurally senior to the New Notes;

•	entirely limit our ability to incur secured indebtedness that would effectively rank senior to the New Notes to the extent of the value of the assets securing the indebtedness;

•	limit our ability to incur indebtedness that is equal or subordinate in right of payment to the New Notes (other than certain secured indebtedness);

•	restrict our ability to repurchase our equity securities or prepay our other indebtedness;

•	restrict our ability to make investments or pay dividends or make other payments in respect of our equity securities or our other indebtedness;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to make an offer to repurchase the New Notes in the event of a change in control transaction.

As a result of the foregoing, when evaluating the terms of the New Notes, you should be aware that the terms of the Indenture and the New Notes will not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the values of the New Notes.
The New Notes will be unsecured and the New Notes will be effectively subordinated to any of our secured debt.
The New Notes will be our unsecured general obligations and the New Notes will be effectively subordinated to any existing or future secured debt obligations that we may incur to the extent of the value of the assets securing that debt. If we are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, or upon a default in payment on, or the acceleration of, our secured debt, our assets will be available to pay obligations on the New Notes only after all secured debt has been paid in full from the assets securing such debt. We may not have sufficient assets remaining to pay amounts due on any or all of the New Notes then outstanding.
If we or any of our subsidiaries defaults on obligations to pay indebtedness, we may not be able to make payments on the New Notes.
Any default under agreements governing our indebtedness or the indebtedness of our subsidiaries, including any default under the $5.5 billion three-year secured revolving credit agreement (the “Three-Year Credit Agreement”) of our wholly-owned subsidiary General Motors Holdings LLC (“GM Holdings”) and certain of its subsidiaries and any default under the $5.5 billion five-year secured revolving credit agreement (the “Five-Year Credit Agreement”) of GM Holdings and certain of its subsidiaries, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from making (or adversely affect our ability to make) required payments on the New Notes and could substantially decrease the market values of the New Notes. If we or our subsidiaries are unable to generate sufficient cash flows and we or they are otherwise unable to obtain funds necessary to meet required payments on our or their indebtedness, or if we or they otherwise fail to comply with the various covenants, including any financial and operating covenants, in the instruments governing such indebtedness, we or they could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could, among other things, elect to declare all the funds borrowed thereunder to be due and payable and/or terminate their funding commitments, and we or our subsidiaries could be forced into bankruptcy or liquidation. A default under our or our subsidiaries’ other indebtedness will not constitute a default under the New Notes.
There is currently no market for the New Notes, and we cannot assure you that an active trading market for the New Notes will develop.
The New Notes will be new securities for which there currently is no established market. The New Notes will not be listed on any securities exchange. We can give you no assurance as to whether any trading market for the New Notes will ever develop, as to your ability to sell the New Notes or as to the prices at which you may be able to sell your New Notes. The liquidity of any market for the New Notes will depend on a number of factors, including the number of holders of the New Notes, prevailing interest rates, the market for similar securities, ratings on us and our debt securities, general economic conditions and the conditions of the financial markets, recommendations of securities analysts and our own results of operations, financial condition and prospects. If no active trading market develops, you may be unable to resell the New Notes at their fair values or at any price.
Even if a trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market price of the New Notes.
The market prices for the New Notes will depend on many factors, including, among others:

•	ratings on us and our debt securities, including the New Notes, assigned by rating agencies;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and prospects; and

•	the condition of the financial markets.

The prices of the New Notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the New Notes regardless of our prospects and financial performance.
In addition, credit rating agencies continually review the ratings they have assigned to companies and debt securities. Negative changes in the ratings assigned to us or our debt securities, including the New Notes, could have an adverse effect on the market prices of the New Notes.

USE OF PROCEEDS
The Exchange Offer is intended to satisfy certain of our obligations under the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the New Notes pursuant to the Exchange Offer. In consideration for issuing the New Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Old Notes. The Old Notes surrendered in exchange for New Notes will be retired and cancelled. Accordingly, the issuance of the New Notes will not result in any change in our outstanding indebtedness or change in our capitalization. We will bear the expenses of the Exchange Offer.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
The following table presents the consolidated ratio of our earnings to fixed charges for each of the periods indicated:

Successor						Predecessor
Three Months Ended March 31, 2014	Years Ended December 31,				July 10, 2009 Through December 31, 2009	January 1, 2009 Through July 9, 2009(a)
	2013	2012	2011	2010
(b)	5.85	(b)	7.90	5.93	(b)	20.10

(a)	Earnings for the period January 1, 2009 through July 9, 2009 include reorganization gains, net of $128.2 billion.

(b)
Earnings in the three months ended March 31, 2014, the year ended December 31, 2012 and the period July 10, 2009 through December 31, 2009 were inadequate to cover fixed charges. Additional earnings of $0.6 billion, $28.8 billion and $4.9 billion in the three months ended March 31, 2014, the year ended December 31, 2012 and the period July 10, 2009 through December 31, 2009 would have been necessary to bring ratios for these periods to 1.0.

DESCRIPTION OF THE NEW NOTES
General
The New Notes will be issued as separate series of debt securities pursuant to the indenture (the “Base Indenture”), dated as of September 27, 2013, between GM and The Bank of New York Mellon, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture (the “Supplemental Indenture”), dated as of September 27, 2013, between GM and the Trustee. The Base Indenture and the Supplemental Indenture, each as amended and supplemented, are together referred to herein as the “Indenture.” This is the same Indenture under which the Old Notes were issued. References in this prospectus to the “Notes” refer to the New Notes and the Old Notes, collectively. Any Old Notes of a series that remain outstanding after completion of the Exchange Offer, together with the New Notes issued in the Exchange Offer in exchange for Old Notes of such series, will be treated as a single series of securities under the Indenture. The Indenture and the Notes are governed by, and construed in accordance with, the laws of the State of New York, United States.
The terms of the New Notes will be substantially identical to the terms of the respective Old Notes, except that the New Notes are registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number, and will not entitle their holders to registration rights.
We have summarized certain terms and provisions of the Indenture. This summary is not complete and is subject to the terms of the Indenture, which are incorporated herein by reference. You should read the Indenture for the provisions which may be important to you. A copy of the Indenture is incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of GM filed April 30, 2014. The Indenture is subject to and governed by the Trust Indenture Act of 1939, as amended (the “TIA”).
The New Notes will be senior, unsecured obligations of GM and will rank equally with all other unsecured and unsubordinated indebtedness of GM (other than obligations preferred by mandatory provisions of law). The New 2018 Notes will mature on October 2, 2018, the New 2023 Notes will mature on October 2, 2023, and the New 2043 Notes will mature on October 2, 2043; in each case unless we redeem such New Notes prior to their respective maturity dates, as described below under “—Optional Redemption.”
The New Notes will be issued in book-entry form only through the facilities of The Depository Trust Company (“DTC”), including its participants, Euroclear Bank S.A./N.V. and Clearstream Banking société anonyme. See “Book-Entry; Delivery and Form of the New Notes.”
Principal and Interest
We will issue up to $1,500,000,000 aggregate principal amount of New 2018 Notes in exchange for a like principal amount of Old 2018 Notes properly tendered and accepted for exchange in the Exchange Offer, up to $1,500,000,000 aggregate principal amount of New 2023 Notes in exchange for a like principal amount of Old 2023 Notes properly tendered and accepted for exchange in the Exchange Offer, and up to $1,500,000,000 aggregate principal amount of New 2043 Notes in exchange for a like principal amount of Old 2043 Notes properly tendered and accepted for exchange in the Exchange Offer.
The New 2018 Notes will bear interest at a rate of 3.500% per annum, the New 2023 Notes will bear interest at a rate of 4.875% per annum and the New 2043 Notes will bear interest at a rate of 6.250% per annum. Interest on the New Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months, and will be payable in arrears on April 2 and October 2 of each year, to the person in whose name the New Notes are registered at the close of business on the March 18 or September 17, as the case may be, next preceding the relevant interest payment date.
The New Notes will accrue interest from the most recent interest payment date to which interest has been paid on the Old Notes for which they were exchanged. Accordingly, registered holders of New Notes at the close of business on the relevant record date (which is the March 18 or September 17, as the case may be, next preceding the relevant interest payment date) for the first interest payment date following the completion of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Old Notes for which they were exchanged, and holders of Old Notes accepted for exchange will not receive any payment for accrued interest on the Old Notes otherwise payable on an interest payment date the record date for which occurs on or after date of closing of the Exchange Offer and will be deemed to have waived their rights to receive the accrued interest on the Old Notes.

However, notwithstanding the foregoing, if the closing of the Exchange Offer occurs after a record date for an interest payment date that will occur on or after the date of closing of the Exchange Offer, the New Notes will accrue interest from such subsequent interest payment date. Accordingly, registered holders of Old Notes on such immediately preceding record date will receive interest accruing to the date prior to such subsequent interest payment date.

The New Notes will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Amounts due on the respective stated maturity date or earlier redemption date of the New Notes will be payable at the corporate trust office of the Trustee, which at the date hereof is 101 Barclay Street, Floor 7W, New York, NY 10286, Attention: Corporate Trust Division. We will make payments of principal, premium, if any, and interest in respect of the New Notes in book-entry form to DTC in immediately available funds, while disbursement of such payments to owners of beneficial interests in New Notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time.
If any interest payment date, stated maturity date or earlier redemption date falls on a day that is not a business day in The City of New York, we will make the required payment of principal, premium, if any, and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption date, as the case may be, to the next business day. As used in the Indenture, the term “business day” means, with respect to any place of payment or any other specified location, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions are authorized or obligated by law, regulation or executive order to close in that place of payment, such other location or the city in which the corporate trust office of the Trustee is located.
Further Issuances
The Indenture does not limit the amount of other debt that we may incur. We may, from time to time, without the consent of the holders of the Notes, issue other debt securities under the Base Indenture in addition to the Notes. We may also, from time to time, without the consent of the holders of the Notes, increase the principal amount of the Notes that may be issued under the Indenture and issue additional Notes of any series in the future; provided that if the additional Notes are not fungible with the Notes of a particular series for U.S. federal income tax purposes, the additional Notes will have a separate CUSIP number. Any such additional Notes of a particular series will have the same terms as the New Notes of such series being offered in the Exchange Offer but may be offered for different consideration or at a different offering price or have a different issue date, initial interest accrual or initial interest payment date than the New Notes being offered in the Exchange Offer. If issued, these additional Notes of a particular series will become part of the same series as the corresponding New Notes being offered in the Exchange Offer (and the corresponding Old Notes that are not exchanged in the Exchange Offer), including for purposes of voting, redemptions and offers to purchase.
Optional Redemption
We may, at our option, redeem some or all of the Notes at any time and from time to time at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to, but excluding, the applicable redemption date: (i) 100% of the principal amount of the Notes to be redeemed; and (ii) as determined by us, the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of payments of interest accrued as of the applicable redemption date), discounted to the applicable redemption date on a semi-annual basis at a rate equal to the sum of the Treasury Rate plus 50 basis points.
The redemption prices will be calculated assuming a 360-day year consisting of twelve 30-day months. For purposes of calculating the redemption prices, the following terms will have the meanings set forth below.
“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary market practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Notes.
“Comparable Treasury Price” means, with respect to any redemption date, as determined by us, (A) the average of the six Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations or (B) if we obtain fewer than six Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.
“Reference Treasury Dealer” means (i) each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC and their respective successors, unless any of them ceases to be a primary United States Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case we will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer and (ii) two other nationally recognized investment banking firms that are Primary Treasury Dealers as selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated as of the third business day preceding the redemption date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
We will give notice of any redemption, mailed not less than 30 days nor more than 60 days before the applicable redemption date, to each holder of the Notes to be redeemed at such holder’s email address or physical address appearing in the security register of the Notes. If we redeem less than all of the Notes, the Trustee will select the particular Notes to be redeemed by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate.
Unless we default in the payment of the redemption price, on and after the applicable redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

Certain Covenants
Definitions. The following definitions shall be applicable to the covenants specified below:
“Attributable Debt” means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by our chairman, president or any vice chairman, our chief financial officer, any vice president, our treasurer or any assistant treasurer), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term “net rental payments” means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, “net rental payments” shall include the then current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.
“Consolidated Tangible Assets” means, on the date of determination, total assets less goodwill and other intangible assets of GM and its consolidated subsidiaries, in each case as set forth on the most recently available consolidated balance sheet of GM and its subsidiaries in accordance with generally accepted accounting principles in the United States.
“Debt” means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.
“Manufacturing Subsidiary” means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Principal Domestic Manufacturing Property and (C) in which our investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $2,500,000,000 as shown on our books as of the end of the fiscal year immediately preceding the date of determination; provided, however, that “Manufacturing Subsidiary” shall not include any Subsidiary which is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to us or others or which is principally engaged in financing our operations outside the continental United States of America.
“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.
“Principal Domestic Manufacturing Property” means all real property located within the continental United States of America and constituting part of any manufacturing plant or facility owned and operated by us or any Manufacturing Subsidiary, together with such manufacturing plant or facility (including all plumbing, electrical, ventilating, heating, cooling, lighting and other utility systems, ducts and pipes attached to or constituting a part thereof, but excluding all trade fixtures (unless such trade fixtures are attached to the manufacturing plant or facility in a manner that does not permit removal therefrom without causing substantial damage thereto), business machinery, equipment, motorized vehicles, tools, supplies and materials, security systems, cameras, inventory and other personal property and materials), unless, in the opinion of our Board of Directors, such manufacturing plant or facility is not of material importance to the total business conducted by us and our consolidated affiliates as an entity.
“Subsidiary” means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by us, or by one or more Subsidiaries, or by us and one or more Subsidiaries.
Limitation on Liens. For the benefit of the Notes, we will not, nor will we permit any Manufacturing Subsidiary to, issue or assume any Debt secured by a Mortgage upon any Principal Domestic Manufacturing Property of ours or any Manufacturing Subsidiary or upon any shares of stock or indebtedness of any Manufacturing Subsidiary (whether such Principal Domestic Manufacturing Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing concurrently with the issuance or assumption of any such Debt that the Notes (together with, if we shall so determine, any other indebtedness of us or such Manufacturing Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such Debt, unless the aggregate amount of Debt issued or assumed and so secured by Mortgages, together with all other Debt of ours and our Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (vii) of the immediately following paragraph, does not at the time exceed 15% of our Consolidated Tangible Assets.
The above restrictions shall not apply to Debt secured by:

(i)	Mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

(ii)
Mortgages on property existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase or construction price of property, or to secure Debt incurred for the purpose of financing all or part of the purchase or construction price of property or the cost of improvements on property, which Debt is incurred prior to, at the time of, or within 180 days after the later of such acquisition or completion of such improvements or construction or commencement of full operation of such property;

(iii)	Mortgages securing Debt of a Manufacturing Subsidiary owing to us or to another Manufacturing Subsidiary;

(iv)
Mortgages on property of a corporation existing at the time such corporation is merged or consolidated with us or a Manufacturing Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to us or a Manufacturing Subsidiary;

(v)
Mortgages in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the property subject to such Mortgages (including, without limitation, Mortgages incurred in connection with pollution control, industrial revenue or similar financing);

(vi)	Mortgages existing on September 27, 2013; or

(vii)
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Mortgage referred to in the foregoing clauses (i) to (vi) or in this clause (vii); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property).

Limitation on Sales and Lease-Backs. For the benefit of the Notes, we will not, nor will we permit any Manufacturing Subsidiary to, enter into any arrangement with any person providing for the leasing by us or any Manufacturing Subsidiary of any Principal Domestic Manufacturing Property owned by us or any Manufacturing Subsidiary on September 27, 2013 (except for temporary leases for a term of not more than five years and except for leases between us and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), which property has been or is to be sold or transferred by us or such Manufacturing Subsidiary to such person, unless either:

(i)
we or such Manufacturing Subsidiary would be entitled, pursuant to the provisions of the covenant on limitation on liens described above, to issue, assume, extend, renew or replace Debt secured by a Mortgage upon such property at least equal in amount to the Attributable Debt in respect of such arrangement without equally and ratably securing the Notes; provided, however, that from and after the date on which such arrangement becomes effective the Attributable Debt in respect of such arrangement shall be deemed for all purposes under the covenant on limitation on liens described above and this covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (vii) of such covenant); or

(ii)
we shall apply an amount in cash equal to the Attributable Debt in respect of such arrangement within 180 days of the effective date of any such arrangement to either (or a combination) of (i) the retirement (other than any mandatory retirement or by way of payment at maturity) of Debt of ours or any Manufacturing Subsidiary (other than Debt owned by us or any Manufacturing Subsidiary) which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than twelve months after the date of the creation of such Debt, or (ii) the purchase, construction or development by us or a Manufacturing Subsidiary of other comparable property.

Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations with respect to the Notes of any series under the Indenture (with the exception of specified provisions as provided in the Indenture), when:

(i)	either:

•	all Notes of such series previously authenticated and delivered have been delivered to the Trustee for cancellation; or

•
all Notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable (whether at stated maturity, early redemption or otherwise), (ii) will become due and payable at their stated maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense, and in each case, we have deposited or caused to be deposited with the Trustee as funds in trust solely for the benefit of the holders of the Notes of such series, an amount in cash or U.S. government obligations, or any combination thereof, sufficient to pay the principal of, and any premium and interest on, the Notes of such series to the date of deposit (in the case of Notes that have become due and payable) or the stated maturity date or redemption date thereof; and

(ii)	we have paid or caused to be paid all other sums payable under the Indenture by us with respect to such series; and

(iii)
we have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture with respect to such series have been complied with.

We may elect at any time to have our obligations under the Indenture discharged with respect to any series of Notes (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by Notes of such series and the provisions of the Indenture relating to such series of Notes shall be satisfied and discharged and shall no longer be in effect, except for:

(i)	the rights of holders of the Notes of such series to receive, solely from the funds deposited with the Trustee, payment of the principal of (and premium, if any) and interest when due;

(ii)
our obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of transfer of Notes, mutilated, destroyed, lost or stolen Notes, maintenance of an office or agency and money for security payments held in trust, and, if we shall have designated a redemption date, our obligations concerning the redemption of the Notes thereof;

(iii)	the rights, powers, trusts, duties and immunities of the Trustee under the Indenture; and

(iv)	the defeasance provisions of the Indenture.
In addition, we may elect at any time to have our obligations under certain covenants in the Indenture released with respect to any series of Notes (“covenant defeasance”). Any failure to comply with these obligations will not constitute an event of default with respect to Notes of such series.

The following are conditions to the applications of legal defeasance or covenant defeasance to any series of Notes:

(i)
we must irrevocably have deposited or caused to be deposited with the Trustee as trust funds, specifically pledged as security for, and dedicated solely to the benefits of the holders of Notes of such series:

•	money in an amount sufficient;

•
U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, on or before the due date of any payment, money in an amount sufficient; or

•	a combination of money and U.S. government obligations in an amount sufficient, in each case, in the written opinion of a nationally recognized firm of independent certified public accountants, to pay and discharge the principal of (and premium, if any) and interest on Notes of such series at the stated maturity or redemption date;

(ii)
in the case of legal defeasance, subject to certain exceptions, we have delivered to the Trustee an opinion of counsel to the effect that, based upon an Internal Revenue Service ruling or a change in law, the holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;

(iii)
in the case of covenant defeasance, we have delivered to the Trustee an opinion of counsel to the effect that the holders of the Notes of such series will not recognize gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;

(iv)
the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound;

(v)
no event of default or event that with notice or lapse of time would become an event of default with respect to the Notes of such series has occurred and is continuing at the date of such deposit or, with regard to any event of default relating to bankruptcy or insolvency, during the period ending on the 91st day after the date of such deposit;

(vi)
the legal defeasance or covenant defeasance will not (i) cause the Trustee to have certain conflicting interests for purposes of the TIA with respect to the Notes of such series, or (ii) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended;

(vii)
we have delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with; and

(viii)
if we have deposited or caused to be deposited money or U.S. government obligations to pay or discharge the principal of (and premium, if any) and interest on the Notes of a series to and including a redemption date pursuant to clause (i) above, such redemption date shall be irrevocably designated by a board resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. government obligations, and such board resolution shall be accompanied by an irrevocable written request by us that the Trustee give notice of such redemption in our name, and at our expense, not less than 30 nor more than 60 days prior to such redemption date.

Consolidation, Merger or Sale of Assets
The Indenture provides that we may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (including any individual, corporation or partnership), unless:

(i)
either (x) we shall be the continuing corporation or the successor corporation or (y) the person formed by such consolidation or into which we are merged or the person that acquires by conveyance, transfer or lease our properties and assets substantially as an entirety shall be a person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of (and premium, if any) and interest on the Notes and the performance of our covenants under the Indenture;

(ii)
immediately after giving effect to such transaction, no event of default and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing; and

(iii)
we have delivered to the Trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture complies with these provisions (except that such opinion of counsel need not opine as to clause (ii) above).

In the event of any such consolidation or merger or any conveyance, transfer or lease of all or substantially all our properties and assets, any such successor will be substituted for, and may exercise every right and power of, us under the Indenture with the same effect as if it had been named in the Indenture as obligor.
Modification of the Indenture
The Indenture contains provisions permitting us and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Base Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the debt securities issued thereunder (including the Notes), with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series at the time outstanding under the Base Indenture which are affected by such supplemental indenture, voting as one class, provided that, without the consent of the holder of each Note so affected, no such supplemental indenture may:

(i)
change the stated maturity of the principal of, or any installment of principal of or interest on, any Notes, or reduce the principal amount or premium, if any, thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or any premium payable upon the redemption thereof, or change the method of calculating the rate of interest thereon, or change the coin or currency (or other property) in which, any Notes or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date); or

(ii)
reduce the percentage in principal amount of the Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Indenture or certain defaults under the Indenture and their consequences provided for in the Indenture; or

(iii)
modify any of the provisions of the Indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the Notes, except to increase any such percentage vote required or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby; or

(iv)	modify any of the above provisions.
The Indenture contains provisions permitting us and the Trustee to enter into indentures supplemental to the Base Indenture, without the consent of the holders of the Notes, for any of the following purposes:

(i)	to evidence the succession of another person to us and the assumption by any such successor of the covenants applicable to us under the Indenture and in the Notes; or

(ii)	to add to the covenants applicable to us for the benefit of the holders of all or any series of the Notes, or to surrender any right or power herein conferred upon us; or

(iii)	to add any additional events of default with respect to the Notes; or

(iv)
to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form; or

(v)
to change or eliminate any of the provisions of the Indenture, or to add any new provision to the Indenture, in respect of one or more series of Notes; provided, however, that any such change, elimination or addition either (A) shall neither (i) apply to any Note created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the holder of any such Note with respect to such provision or (B) shall become effective only when there is no such Notes outstanding; or

(vi)	to add collateral security with respect to the Notes and to provide for the terms and conditions of release or substitution thereof; or

(vii)	to establish the issuance of and establish the form, terms and conditions of any additional Notes as permitted by the Indenture; or

(viii)	to provide for uncertificated Notes in addition to or in place of all, or any series of certificated Notes; or

(ix)
to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or

(x)	to provide for a separate trustee or co-trustee; or

(xi)
to change any place or places where (a) the principal of or premium, if any, or interest, if any, on all or any series of Notes shall be payable, (b) all or any series of Notes may be surrendered for registration or transfer, (c) all or any series of Notes may be surrendered for exchange and (d) notices and demands to us in respect of all or any series of Notes and the Indenture may be served; or

(xii)
to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the Notes, pursuant to the terms of the Indenture, provided that any such action shall not adversely affect the interests of the holders of Notes or any other series of debt securities in any material respect; or

(xiii)
to add one or more guarantees for the benefit of the holders of the Notes under the Indenture or evidence the release, termination or discharge of any such guarantee when such release, termination or discharge is permitted under the Indenture; or

(xiv)
to cure any ambiguity or to correct or supplement any provision contained in the Base Indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the Base Indenture or in any supplemental indenture; or

(xv)
to make any other provisions with respect to matters or questions arising under the Indenture, provided that such action pursuant to this clause shall not adversely affect in any material respect the interests of the holders of the Notes or any debt securities outstanding on the date of such supplemental indenture.

The Indenture also permits us and the Trustee to enter into supplemental indentures, without the consent of the holders of the Notes, to implement certain changes to the Indenture if the TIA as in effect at the date of the Base Indenture or at any time thereafter becomes amended.
Events of Default
An event of default with respect to Notes of any series is defined in the Indenture as being any one of the following events:

(i)	default in the payment of interest on any Notes of that series when it becomes due and payable, and continuance of such default for a period of 30 days;

(ii)
default in the payment of the principal of (or premium, if any, on) any Notes of that series when due (and, in the case of technical or administrative difficulties, only if such default persists for a period of more than three business days);

(iii)
default in the performance, or breach, of any of our covenants or warranties in the Indenture (other than covenants referred to in clause (i) and (ii) above and covenants solely for the benefit of one or more series of debt securities other than that series) and continuance of such default or breach for a period of 90 days after we have been given written notice of default from the Trustee or we and the Trustee have been given written notice of default from the holders of at least 25% in aggregate principal amount of the Notes of such series; or

(iv)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred.
If an event of default under the Indenture with respect to any series of the Notes occurs and is continuing, then the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes of such series may by written notice declare the principal amount of the Notes of such series to be due and payable immediately and upon such declaration such principal amount, together with all accrued and unpaid interest thereon, shall become immediately due and payable. If an event of default under the Indenture specified in clause (iv) above occurs, then the principal amount of all Notes and other debt securities under the Base Indenture will automatically become immediately due and payable, together with all accrued and unpaid interest thereon, without any declaration or other act on the part of the Trustee or any holders of the Notes.
At any time after a declaration of acceleration with respect to Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the event or events of default giving rise to such declaration of acceleration shall, without further act, be deemed to have been waived, and such declaration and its consequence shall, without further act, be deemed to have been rescinded and annulled if (i) all events of default with respect to Notes of that series, other than nonpayment of the principal of and accrued and unpaid interest on the Notes of such series that has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture, and (ii) we have paid or deposited irrevocably with the Trustee a sum sufficient to pay (A) all overdue interest of all Notes of such series, (B) the principal of (and premium, if any, on) any Notes of such series that have become due otherwise than by such declaration of acceleration, (C) to the extent lawful, interest upon overdue interest at the rates borne by the Notes of such series and (D) certain amounts due to the Trustee. The holders of not less than a majority in aggregate principal amount of the outstanding Notes of any series also have the right to waive past defaults with respect to such series, except a default in paying principal, premium (if any) or interest on any Note of that series, and except in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the Notes of that series.
The Indenture imposes limitations on suits brought by holders of Notes against us. Except for actions for payment of overdue principal or interest, no holder of Notes of any series may institute any action against us with respect to the Indenture unless:

•	the holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes of that series;

•	the holders of not less than 25% in aggregate principal amount of the outstanding Notes of that series have made written request to the Trustee to institute the action;

•	the requesting holders have offered the Trustee indemnity against the reasonable expenses and liabilities to be incurred in complying with the request;

•	the Trustee has not instituted the action within 60 days of receipt of the request and offer of indemnity; and

•
no direction inconsistent with the written request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding Notes of that series.

If an event of default shall have occurred and be continuing in respect to any series of Notes, the holders of a majority in aggregate principal amount of the outstanding Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Notes of such series; provided, however, that if an event of default has occurred and is continuing with respect to more than one series of debt securities of equal ranking issued under the Base Indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities of all such series of equal ranking, considered as one class, shall have the right to make such direction, and not the holders of the debt securities of any one of such series of equal ranking; provided, further that (1) such direction shall not be in conflict with any rule of law or with the Indenture, and (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
Concerning our Relationship with the Trustee
The Bank of New York Mellon and its affiliates act as depositary for funds of, make loans to, act as trustee and perform certain other services for, certain of our affiliates and us in the normal course of its business. As trustee of various trusts, it has purchased our securities and those of certain of our affiliates.

THE EXCHANGE OFFER
The following contains a summary of the Exchange Offer, material provisions of the Registration Rights Agreement, and other important information.
Purpose and Effect of the Exchange Offer
On September 27, 2013, we entered into the Registration Rights Agreement with respect to the Old Notes pursuant to which we agreed, subject to certain exceptions, to:

(i)
use commercially reasonable efforts to prepare and file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to the Exchange Offer to exchange the New Notes for the Old Notes;

(ii)	use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to 365 days after September 27, 2013;

(iii)	as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the ‘‘Effectiveness Date’’), offer the New Notes in exchange for surrender of the Old Notes; and

(iv)	keep the Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Old Notes.
The Registration Rights Agreement further provides that, in the event that with respect to the Old Notes:

(i)	applicable interpretations of the staff of the SEC do not permit us to effect such an Exchange Offer;

(ii)	for any other reason we do not consummate the Exchange Offer within 395 days of September 27, 2013;

(iii)
an initial purchaser in the private placement of the Old Notes shall notify us on or before the 30th day following consummation of the Exchange Offer that Old Notes held by it are not eligible to be exchanged for New Notes in the Exchange Offer; or

(iv)
certain holders are prohibited by law or SEC policy from participating in the Exchange Offer or may not resell the New Notes acquired by them in the Exchange Offer to the public without delivering a prospectus and such holders notify us in writing on or before the 30th day following consummation of the Exchange Offer, then, we will be required with respect to the Old Notes to, subject to certain exceptions, (i) (A) in the case of clauses (i) and (ii) above, use our commercially reasonable efforts to cause a shelf registration statement covering resales of the Old Notes or the New Notes, as the case may be (the “Shelf Registration Statement”) to be declared effective under the Securities Act on or prior to the 365th day after September 27, 2013 and (B) in the case of clauses (iii) or (iv) above, use our commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as possible after completion of the Exchange Offer; and (ii) keep the Shelf Registration Statement effective until the earliest of (A) the time when the Old Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, and (B) the date on which all Old Notes registered thereunder are disposed of in accordance therewith.
The Registration Rights Agreement provided that we will, in the event a Shelf Registration Statement is filed, among other things, be required to provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Old Notes or the New Notes, as the case may be. A holder selling such Old Notes or New Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations). We may require each holder requesting to be named as a selling securityholder to furnish to us such information regarding the holder and the distribution of the Old Notes or New Notes by the holder as we may from time to time reasonably require for the inclusion of the holder in the Shelf Registration Statement, including requiring the holder to properly complete and execute such selling securityholder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any holder as a selling securityholder that fails to provide us with such information.
The Registration Rights Agreement provides that we may be required to pay additional cash interest to the holders of the Notes, subject to certain exceptions,

(i)	if any such registration statement is not declared effective by the SEC on or prior to 365 days after September 27, 2013 (the “Effectiveness Target Date”); or

(ii)	if we fail to consummate the Exchange Offer within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(iii)
if after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (i) through (iii), a “Registration Default”);

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.
The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 0.50% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes. We will provide the Trustee with written notice if such additional interest will be accruing with respect to the Notes following a Registration Default.
Notwithstanding the foregoing, we will be entitled to suspend the occurrence of a registration default in the case of a Shelf Registration Statement covering resales of the Notes that has been declared effective in the case such Shelf Registration Statement ceases to be effective, if (a) we determine in our good faith judgment that the disclosure of any event which makes any statement made in such Shelf Registration Statement untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement in order to make the statements therein not misleading at such time would have a material adverse effect on our business, operations or prospects, or the disclosure otherwise relates to a pending material business transaction that has not yet been publicly disclosed, and (b) such Shelf Registration Statement is suspended for not longer than 90 consecutive days or more than three times during any calendar year.
All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest payable pursuant to the Registration Rights Agreement.
The above summary of the Registration Rights Agreement is not complete and is subject to the terms of the Registration Rights Agreement, which is incorporated herein by reference. You should read the Registration Rights Agreement for the provisions which may be important to you. A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.
Terms of the Exchange Offer
General
Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, up to $1,5000,000,000 aggregate principal amount of Old 2018 Notes, up to $1,500,000,000 aggregate principal amount of Old 2023 Notes and up to $1,500,000,000 aggregate principal amount of Old 2043 Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. We will issue corresponding New 2018 Notes, New 2023 Notes and New 2043 Notes in exchange for an equal principal amount of outstanding Old 2018 Notes, Old 2023 Notes and Old 2043 Notes, respectively, accepted in the Exchange Offer. You may only tender Old Notes in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. This prospectus, together with the letter of transmittal, are being sent to all registered holders of Old Notes as of                     , 2014. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, our obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain customary conditions as set forth below under “—Conditions.” There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer.

The Old Notes shall be deemed to have been accepted as validly tendered when, as and if we have given oral or written notice of such acceptance to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of the Old Notes for the purposes of receiving the New Notes from us and delivering New Notes to such holders.
Based on interpretations by the staff of the SEC as set forth in no-action letters issued to third parties (including Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley & Co. Incorporated (available June 5, 1991), K-111 Communications Corporation (available May 14, 1993), and Shearman & Sterling (available July 2, 1993)), we believe that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder of such New Notes, other than any such holder that is a broker-dealer, without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	such holder is not our “affiliate” (as defined in Rule 405 of the Securities Act);

•	such New Notes are acquired in the ordinary course of business;

•	such holder has no arrangement or understanding with any person to participate in a distribution of such New Notes (within the meaning of the Securities Act);

•	such holder is not engaged in, and does not intend to engage in, a distribution of such New Notes; and

•	such holder is not acting on behalf of any person who could not truthfully make the foregoing representations.
We have not sought and do not intend to seek a no-action letter from the staff of the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Notes as it has in previous no-action letters.
By tendering the Old Notes in exchange for New Notes and executing the letter of transmittal, you will represent to us that:

•	any New Notes to be received by you will be acquired in the ordinary course of business;

•	you have no arrangements or understandings with any person to participate in the distribution of the New Notes (within the meaning of the Securities Act);

•	you are not our “affiliate” (as defined in Rule 405 of the Securities Act);

•
if you are a broker-dealer, you will receive the New Notes for your own account in exchange for the Old Notes acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of New Notes (see “Plan of Distribution”);

•	if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the New Notes; and

•	you are not acting on behalf of any person that could not truthfully make any of the foregoing representations contained in this paragraph.
If you are unable to make the foregoing representations, you may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction unless such sale is made pursuant to an exemption from such requirements.
Each broker-dealer that holds Old Notes for its own account as a result of market-making activities or other trading activities and receives New Notes pursuant to the Exchange Offer must represent that it will deliver a prospectus in connection with any resale of such New Notes. By so representing and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the date of completion of the Exchange Offer, we will make this prospectus, as amended and/or supplemented, available to any such broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
Upon expiration of the Exchange Offer, any Old Notes not tendered will remain outstanding and continue to accrue interest at their respective per annum rate of return, but, with limited exceptions, holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Old Notes unless such Old Notes are subsequently registered under the Securities Act, except pursuant to an exemption from or in a transaction not subject to, the Securities Act and applicable state securities laws. With limited exceptions, we will have no obligation to effect a subsequent registration of the Old Notes.
Expiration Date; Extensions; Amendments; Termination
The expiration date for the Exchange Offer shall be 5:00 p.m., New York City time, on                     , 2014, unless we, in our sole discretion, extend the Exchange Offer, in which case the expiration date for the Exchange Offer shall be the latest date and time to which the Exchange Offer has been extended.
To extend an expiration date, we will notify the Exchange Agent of any extension by oral or written notice and will notify the remaining holders of the Old Notes by means of a press release or other public announcement prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date for the Exchange Offer. Such an announcement may state that we are extending the Exchange Offer for a specified period of time.
In relation to the Exchange Offer, we reserve the right to:

(1)
extend the Exchange Offer, delay acceptance of any Old Notes due to an extension of the Exchange Offer or terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted if any of the conditions set forth under “—Conditions” shall have occurred and shall not have been waived by us prior to 5:00 p.m., New York City time, on such expiration date, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or

(2)	amend the terms of the Exchange Offer in any manner deemed by us to be advantageous to the holders of the Old Notes.
Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. If the terms of the Exchange Offer are amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform you of such amendment, and we will extend the Exchange Offer so that at least five business days remain in the Exchange Offer from the date notice of such material change is given.
Without limiting the manner in which we may choose to make public an announcement of any delay, extension or termination of the Exchange Offer, we shall have no obligations to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.
Procedures for Tendering the Old Notes
Except as set forth below, a holder of Old Notes who wishes to tender Old Notes for exchange must, at or prior to 5:00 p.m., New York City time, on the expiration date:

•
complete, sign and date the letter of transmittal, or a facsimile of such letter of transmittal, have the signatures on such letter of transmittal guaranteed if required by such letter of transmittal, and mail or otherwise deliver such letter of transmittal or such facsimile, together with all other documents required by such letter of transmittal, to the Exchange Agent at the address set forth below under “—Exchange Agent;” or

•	comply with the Automated Tender Offer Program procedures of DTC, as described below.
In addition, either:

•	the Exchange Agent must receive the certificates for the Old Notes along with the letter of transmittal;

•
prior to the expiration of the Exchange Offer, the Exchange Agent must receive a timely confirmation of book-entry transfer of the Old Notes being tendered into its account at DTC according to the procedure for book-entry transfer described below, along with the letter of transmittal or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.
We will only issue New Notes in exchange for Old Notes that are timely and properly tendered. The method of delivery of Old Notes, the letter of transmittal and all other required documents is at the election and risk of the holder. Rather than mail these items, we recommend that you use an overnight or hand-delivery service. If delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery and should carefully follow the instructions on how to tender the Old Notes. You should not send Old Notes, the letter of transmittal or any other required documents to us. Instead, you must deliver all Old Notes, the letter of transmittal and any other documents to the Exchange Agent at its address set forth below under “—Exchange Agent.”
Your tender of Old Notes and our acceptance thereof will constitute a binding agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
If you are a beneficial owner of Old Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender, you should contact such registered holder promptly and instruct such registered holder to tender on your behalf.
Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member in good standing of a recognized signature medallion program or an eligible guarantor institution identified in Rule l7Ad-15 under the Exchange Act (including any of the following firms (as these terms are used in Rule 17Ad-15): (a) a bank; (b) a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker; (c) a credit union; (d) a national securities exchange, registered securities association or clearing agency; or (e) a savings association); unless the Old Notes surrendered for exchange are tendered:

•	by a registered holder of Old Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.
If a letter of transmittal is signed by a person other than the registered holder of Old Notes listed on the Old Notes, the Old Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the Old Notes and an eligible guarantor institution must guarantee the signature on the bond power.
If a letter of transmittal or any certificates representing Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, submit with such letter of transmittal evidence satisfactory to us of their authority to so act.
The Exchange Agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use its Automated Tender Offer Program to tender Old Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the Exchange Agent, electronically transmit an acceptance of the exchange by causing DTC to transfer such Old Notes to the Exchange Agent in accordance with its Automated Tender Offer Program procedures for transfer and causing DTC to send an agent’s message to the Exchange Agent. The term “agent’s message” means a message transmitted by DTC, received by the Exchange Agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that such participant is tendering Old Notes that are the subject of the book-entry confirmation;

•
the participant has received and agrees to be bound by the terms of the letter of transmittal, or, in the case of an agent’s message relating to guaranteed delivery, such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.
Book-Entry Transfer
Promptly after the date of this prospectus, the Exchange Agent will make a request to establish accounts with respect to the Old Notes at DTC as book-entry transfer facility for tenders of the Old Notes. Subject to the establishment thereof, any financial institution that is a participant in DTC’s system may make book-entry delivery of Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent’s account for such Old Notes at DTC in accordance with DTC’s procedures for transfer. In addition, although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent’s account at DTC, the letter of transmittal or a facsimile thereof, together with any required signature guarantees and any other required documents, or an agent’s message in compliance with DTC’s Automated Tender Offer Program, must in any case be transmitted to and received by the Exchange Agent at its address set forth below under “-Exchange Agent” prior to 5:00 p.m., New York City time, on the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of documents to the DTC does not constitute delivery to the Exchange Agent.

Acceptance of the Old Notes for Exchange; Delivery of the New Notes
Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Notes properly tendered will be accepted and New Notes will be issued promptly after the expiration date. See “—Conditions.” For purposes of the Exchange Offer, the Old Notes shall be deemed to have been accepted as validly tendered for exchange when, as and if we have given oral or written notice thereof to the Exchange Agent.
For Old Notes accepted for exchange, the holder of such Old Note will receive a New Note having a principal amount equal to that of the surrendered Old Note.
In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:

•	certificates for such Old Notes or a timely book-entry confirmation of such Old Notes into the Exchange Agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.
If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted or such non-exchanged Old Notes will be returned without expense to the tendering holder of such Old Notes, if in certificated form, or credited to an account maintained with DTC promptly after the expiration or termination of the Exchange Offer.
All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered Old Notes will be determined by us in our sole discretion, such determination being final and binding on all parties. We reserve the absolute right to reject any and all Old Notes not properly tendered or any Old Notes which, if accepted, would, in the opinion of counsel for us, be unlawful. We also reserve the absolute right to waive any irregularities or defects with respect to tender as to particular Old Notes. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent, unless otherwise provided in the letter of transmittal, promptly following the expiration date.
In addition, we reserve the right in our sole discretion, subject to the provisions of the Indenture pursuant to which the New Notes and the Old Notes are issued:

•	to purchase or make offers for Old Notes that remain outstanding subsequent to the expiration date;

•	to redeem the New Notes and Old Notes as a whole or in part at any time and from time to time, as set forth under “Description of the New Notes—Optional Redemption;” and

•	to the extent permitted under applicable law, to purchase the New Notes and Old Notes in the open market, in privately negotiated transactions or otherwise.
The terms of any such purchases or offer could differ from the terms of the Exchange Offer.
Guaranteed Delivery Procedures
Holders who wish to tender their Old Notes and (1) whose Old Notes are not immediately available, (2) who cannot deliver their Old Notes, the letter of transmittal or any other required documents to the Exchange Agent or (3) who cannot complete the procedures for book-entry transfer for Old Notes on a timely basis, may effect a tender if:

•	the tender is made through an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Exchange Act;

•
prior to the expiration date, the Exchange Agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery which

(1)	sets forth the name and address of the holder of the Old Notes and the principal amount of Old Notes tendered;

(2)	states the tender is being made thereby; and

(3)
guarantees that within three New York Stock Exchange, or “NYSE,” trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the Exchange Agent; and

•
the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificates for all physically tendered Old Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the Exchange Agent within three NYSE trading days after the expiration date.

Withdrawal of Tenders
Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.
For a withdrawal to be effective, the Exchange Agent must receive a written notice (which may be by telegram, facsimile or letter) of withdrawal prior to 5:00 p.m., New York City time, on the expiration date at its address set forth below under “—Exchange Agent” or you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system. Any such notice of withdrawal must:

•	specify the name of the person having tendered the Old Notes to be withdrawn;

•
identify the Old Notes to be withdrawn, including the certificate numbers and the principal amount of such Old Notes, or, in the case of Old Notes tendered by book-entry transfer, specify the name and number of the account at DTC from which the Old Notes were tendered and specify the name and number of the account at DTC to be credited with the withdrawn Old Notes and otherwise comply with the procedures of DTC;

•	contain a statement that such holder is withdrawing its election to have such Old Notes exchanged;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Old Notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the Old Notes register the transfer of such Old Notes in the name of the person withdrawing the tender; and

•	specify the name in which such Old Notes are registered, if different from the person who tendered such Old Notes.
If certificates for the Old Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible guarantor institution unless you are an eligible guarantor institution.
All questions as to the validity, form, eligibility and time of receipt of such notice will be determined by us, in our sole discretion, such determination being final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the tendering holder of such notes without cost to such holder, in the case of physically tendered Old Notes, or credited to an account maintained with the DTC for the Old Notes promptly after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under “—Procedures for Tendering the Old Notes” at any time on or prior to 5:00 p.m., New York City time, on the expiration date.
Conditions
Notwithstanding any other provision in the Exchange Offer, we shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time prior to 5:00 p.m., New York City time, on the expiration date, we determine in our reasonable judgment that:

•	the Exchange Offer violates applicable law or any applicable interpretation of the staff of the SEC;

•
an action or proceeding has been instituted or threatened in any court or by any governmental agency with respect to the Exchange Offer (other than any such actions or proceedings that we believe in good faith will not materially adversely affect our ability to consummate the Exchange Offer) or a material adverse development shall have occurred with respect to GM; and

•	any governmental approval has not been obtained, which approval we deem necessary for the consummation of the Exchange Offer.
In addition, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us:

•	the representations described under “—Terms of the Exchange Offer—General;” or

•
any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations in order for a registration statement on Form S-4 to be an appropriate form for registration of the New Notes under the Securities Act.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at any such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture governing the New Notes under the TIA. Pursuant to the Registration Rights Agreement, we are required to use our commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment and provide prompt notice to each holder of Notes of the withdrawal of any such order.
The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time, prior to the expiration date, in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights prior to 5:00 p.m., New York City time, on the expiration date shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to 5:00 p.m., New York City time, on the expiration date. If we waive any of the foregoing conditions to the Exchange Offer and determine that such waiver constitutes a material change, we will extend the Exchange Offer so that at least five business days remain in the Exchange Offer from the date notice of such material change is given.
Absence of Dissenters’ Rights
Holders of the Old Notes do not have any appraisal or dissenters’ rights in connection with the Exchange Offer.
Exchange Agent
The Bank of New York Mellon has been appointed as exchange agent for the Exchange Offer of the New Notes for the Old Notes. The Bank of New York Mellon also acts as trustee under the Indenture governing the Old Notes, which is the same indenture that will govern the New Notes. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal or other available documentation should be directed to the exchange agent addressed as follows:
By hand delivery, mail or overnight courier at:

The Bank of New York Mellon
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attn:  Dacia Brown-Jones

By Facsimile:
(732) 667-9408

For Confirmation by Telephone:
(315) 414-3349

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile to a number other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses
The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by us. We will not make any payments to or extend any commissions or concessions to any broker or dealer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.
The expenses to be incurred by us in connection with the Exchange Offer will be paid by us, including fees and expenses of the Exchange Agent and Trustee and accounting, legal, printing and related fees and expenses.
We will pay all transfer taxes, if any, applicable to the exchange of the New Notes for the respective Old Notes pursuant to the Exchange Offer. If, however, the New Notes or the Old Notes for principal amounts not tendered or accepted for exchange are to be registered or issued in the name of any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the New Notes for the respective Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes imposed on the registered holder or any other persons will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.
Federal Income Tax Consequences
We believe that the exchange of the New Notes for the respective Old Notes will not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Tax Considerations.”
Accounting Treatment
The New Notes will be recorded at the same value as the Old Notes, as reflected in our accounting records on the date of completion of the Exchange Offer. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the Exchange Offer.
Consequences of Failure to Exchange
Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to hold Old Notes. Any Old Notes not exchanged for New Notes pursuant to the Exchange Offer by a holder who was eligible to participate in the Exchange Offer will continue to accrue interest but will not retain any rights under the Registration Rights Agreement. In addition, holders of Old Notes after the completion of the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on such Old Notes as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws, and as otherwise set forth in the offering memorandum distributed in connection with the private placement of the Old Notes. In general, the Old Notes may only be offered or sold in transactions that are exempt from or not subject to the registration requirements of the Securities Act and other applicable state securities laws. To the extent that Old Notes are tendered and accepted pursuant to the Exchange Offer, there may be little or no trading market for untendered and tendered but unaccepted Old Notes. Restrictions on transfer will make the Old Notes less attractive to potential investors than the New Notes.
Other
Participating in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
We may in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through a subsequent exchange offer or otherwise. However, we have no present plans to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes.
Special Notice Regarding Canadian Securities Laws Compliance
Canadian holders wishing to participate in the Exchange Offer must review and follow the instructions and procedures set forth in Appendix A - “Special Procedures and Requirements for Canadian Holders” attached hereto. Any holder that does not follow the procedures and requirements for Canadian holders set forth in Appendix A will be deemed to represent and warrant that it is not located or resident in any province or territory of Canada. The special procedures and requirements for Canadian holders in Appendix A are in addition to all of the other instructions and requirements set out in this prospectus.

BOOK-ENTRY; DELIVERY AND FORM OF THE NEW NOTES
The Global Notes
The New Notes will be issued in the form of several registered notes in global form, without interest coupons, (the “Global Notes”), in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. Upon issuance, the Global Notes will be deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in the Global Notes will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of the Global Notes with DTC’s custodian, DTC will credit portions of the principal amount of the Global Notes to the respective accounts of the DTC participants; and

•
ownership of beneficial interests in the Global Notes will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants or persons who hold interests through DTC participants (with respect to other owners of beneficial interests in the Global Notes).

Beneficial interests in the Global Notes may not be exchanged for New Notes in physical, certificated form except in the limited circumstances described below.
 Exchanges among the Global Notes
Beneficial interests in one Global Note may generally be exchanged for interests in another Global Note. Depending upon which Global Note interests are being transferred, the Trustee may require that the seller provide certain written certifications in the form provided in the Indenture.
A beneficial interest in a Global Note that is transferred to a person who takes delivery through another Global Note will, upon transfer, become subject to any transfer restrictions and other procedures applicable to beneficial interests in the other Global Note.
Book-Entry Procedures for the Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC and, as applicable, Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”). We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. We are not responsible for those operations or procedures.
DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the New Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have the New Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated New Notes; and

•
will not be considered the owners or holders of the New Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of the New Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).
Payments of principal, premium, if any, and interest with respect to the New Notes represented by a Global Note will be made on behalf of GM by the Trustee or other paying agent to DTC’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. If the laws of a jurisdiction require that certain persons take physical delivery of securities in definitive form, the ability to transfer beneficial interests in a Global Note to such persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person holding a beneficial interest in a Global Note to pledge its interest to a person or entity that does not participate in the DTC system, or otherwise take actions in respect of its interest, may be affected by the lack of a physical security. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.
Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.
DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

Certificated New Notes
New Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related New Notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes; or

•	events of default under the Indenture should occur and be continuing.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS
The following is a general discussion of certain U.S. federal income tax considerations (and in the case of Non-U.S. Holders (as defined below), estate tax considerations) relating to the exchange of Old Notes for New Notes pursuant to the Exchange Offer, and to the ownership and disposition of the New Notes. It deals only with Old Notes exchanged that were acquired at their “issue price” (the first price at which a substantial amount of the Old Notes were sold for cash to investors other than to bond houses, brokers or similar persons acting in the capacity of underwriters, placement agents or wholesalers) and that are held as capital assets for federal income tax purposes (generally, property held for investment).
This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change or to different interpretation, possibly with retroactive effect. It does not address all of the U.S. federal income tax considerations that may be relevant to specific Holders (as defined below) in light of their particular circumstances or to Holders subject to special treatment under U.S. federal income tax law (such as banks or other financial institutions, insurance companies, dealers in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the U.S., partnerships or other pass-through entities (or investors therein), persons that hold the Old Notes or New Notes as part of a straddle, hedge, conversion or other integrated transaction, non-U.S. trusts and estates that have U.S. beneficiaries, persons subject to the alternative minimum tax, U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar, “controlled foreign corporations,” or “passive foreign investment companies”). This discussion does not address any U.S. state or local, non-U.S. tax considerations, or any U.S. federal tax considerations other than U.S. federal income tax considerations (such as gift or, except in the case of Non-U.S. Holders, estate tax considerations).
This summary is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service (“IRS”) or a court. GM has not sought, and does not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements, or that a contrary position taken by the IRS would not be sustained by a court.
HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSIDERATIONS RELATING TO THE EXCHANGE OF OLD NOTES FOR NEW NOTES, AND THE OWNERSHIP AND DISPOSITION OF THE NEW NOTES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.
As used in this discussion, the term “U.S. Holder” means a beneficial owner of an Old Note or New Note that, for U.S. federal income tax purposes, is (i) an individual who is a citizen or resident of the U.S., (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (iv) a trust (x) with respect to which a court within the U.S. is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has in effect a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.
The term “Non-U.S. Holder” means a beneficial owner of an Old Note or New Note that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder. For purposes of this “Certain U.S. Federal Tax Considerations” section only, the term “Holder” means a U.S. Holder or a Non-U.S. Holder (as those terms are defined herein).
If an entity treated as a partnership for U.S. federal income tax purposes is the Holder of an Old Note, the tax treatment of a partner will depend in part upon the status and activities of the entity and of the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax considerations applicable to it and its partners relating to the exchange of an Old Note for a New Note, and the ownership and disposition of the New Notes.
Exchange of Old Notes for New Notes Pursuant to the Exchange Offer
The exchange of an Old Note for a New Note by a Holder pursuant to the Exchange Offer will not result in a taxable exchange to a Holder, and the Old Notes and New Notes will be treated as the same security for U.S. federal income tax purposes. Accordingly, a Holder will not recognize any gain or loss upon the exchange of an Old Note for a New Note, a Holder’s holding period for a New Note will include the holding period for the Old Note so exchanged and a Holder’s adjusted tax basis in a New Note will be the same as such Holder’s adjusted tax basis in the Old Note so exchanged.

U.S. Holders
Interest
In general, stated interest payable on the New Notes will be taxable to a U.S. Holder as ordinary interest income when it is received or accrued, in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.
Market Discount
If a U.S. Holder acquired an Old Note at a cost that is less than its principal amount, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount. U.S. Holders who acquired Old Notes with market discount after the initial issuance will carry over that market discount to the New Notes received in the Exchange Offer and, absent the election discussed below, continue to accrue market discount on the same schedule. Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment prior to maturity on, or any gain on the sale, exchange, retirement or other disposition of, a New Note as ordinary income to the extent of the accrued market discount that has not previously been included in income. In addition, a U.S. Holder may be required to defer, until the maturity or earlier taxable disposition of a New Note with market discount, the deduction of all or a portion of any interest expense on any indebtedness incurred or maintained to acquire or carry such New Note.
In general, market discount will be considered to accrue ratably during the period from the acquisition date to the maturity date of such New Note, unless the U.S. Holder makes an irrevocable election to accrue market discount under a constant yield method. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield method), in which case the interest deferral rule described above will not apply. This election will apply to all debt instruments acquired by the U.S. Holder in or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election. Market discount included in income currently will be added to a U.S. Holder’s tax basis in the New Notes.
Amortizable Bond Premium
A U.S. Holder whose basis in an Old Note immediately after its acquisition by such U.S. Holder exceeds all amounts payable on the Old Note after such purchase (other than payments of qualified stated interest) will be considered as having purchased the Old Note with “bond premium.” U.S. Holders who acquired Old Notes with bond premium after the initial issuance will carryover that premium to the New Notes acquired in the Exchange Offer. U.S. Holders generally may elect to amortize bond premium over the remaining term of the New Note, using a constant yield method, as an offset to interest income. An electing U.S. Holder must reduce its tax basis in a New Note by the amount of premium used to offset qualified stated interest income as set forth above. The election to amortize bond premium, once made, will apply to all debt instruments held or subsequently acquired by the U.S. Holder in or after the first taxable year to which the election apples and may not be revoked without the consent of the IRS. U.S. Holders should consult their own tax advisors before making this election. If an election to amortize bond premium is not made, a U.S. Holder must include all amounts of taxable interest in income without reduction for such premium, and may receive a tax benefit from the premium only in computing such U.S. Holder’s gain or loss upon a disposition of the New Note.
Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of the New Notes
Upon the sale, exchange, redemption, retirement or other taxable disposition of a New Note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount realized on such disposition (i.e., the amount of cash and the fair market value of any property received, excluding amounts attributable to accrued but unpaid stated interest, which will be taxable as ordinary interest income to the extent not previously included in income) and (ii) such U.S. Holder’s “adjusted tax basis” in the New Note. A U.S. Holder’s “adjusted tax basis” in the New Note is generally the amount such U.S. Holder paid for the Old Note exchanged therefor, increased by the amount of accrued market discount (if current inclusion is elected as described in more detail above) and decreased by any amortized bond premium and the aggregate amount of payments (other than stated interest) on the New Note (and the Old Note exchanged therefor) to date. Any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder has held the New Note (and the Old Note exchanged therefor) for more than one year at the time of such disposition. Net long-term capital gain of certain non-corporate U.S. Holders is generally subject to preferential rates of tax. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to a U.S. Holder with respect to payments of interest on a New Note and the payment of proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a New Note, unless such

U.S. Holder is an entity that is exempt from information reporting (such as a corporation) and, when required, demonstrates this fact. Any such payments or proceeds to a U.S. Holder that are subject to information reporting generally will also be subject to backup withholding, unless such U.S. Holder provides the appropriate documentation (generally, IRS Form W-9 or a suitable substitute form) to the applicable withholding agent certifying that, among other things, its taxpayer identification number is correct, or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.
Additional Tax on Net Investment Income
An additional tax of 3.8% may be imposed on the “net investment income” of certain U.S. individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, “net investment income” generally includes payments of interest and certain net gain from the disposition of investment property. U.S. Holders should consult their own tax advisors with respect to the tax consequences of the rules described above.
Non-U.S. Holders
Payments of Interest and Disposition of New Notes
Subject to the discussion below concerning backup withholding and to the provisions of an applicable tax treaty:

(a)
payments of interest with respect to a New Note generally will not be subject to U.S. federal income or withholding tax; provided that (i) such amounts are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder; (ii) such Non-U.S. Holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of GM’s stock entitled to vote; (iii) such Non-U.S. Holder is not a controlled foreign corporation described in Section 957(a) of the Code that is related to GM through stock ownership; (iv) such Non-U.S. Holder is not a bank whose receipt of such amounts is described in Section 881(c)(3)(A) of the Code; and (v) the certification requirements described below are satisfied; and

(b)
a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of a New Note unless (i) such gain is effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder or (ii) such Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more in the taxable year of such disposition and certain other conditions are met (in which case such gain, net of certain U.S. source losses, generally will be subject to a flat 30% U.S. federal income tax).

The certification requirements referred to in clause (a) above generally will be satisfied if the Non-U.S. Holder provides the applicable withholding agent with a statement on IRS Form W-8BEN (or a suitable substitute form), signed under penalties of perjury, stating, among other things, that such Non-U.S. Holder is not a U.S. person. U.S. Treasury regulations provide additional rules for a New Note held through one or more intermediaries or pass-through entities.
If the requirements set forth in clause (a) above are not satisfied with respect to a Non-U.S. Holder, amounts treated as payments of interest generally will be subject to U.S. federal withholding tax at a rate of 30%, unless an applicable tax treaty applies to reduce or eliminate this withholding tax and such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8BEN) to the applicable withholding agent.
If a Non-U.S. Holder is engaged in the conduct of a trade or business in the U.S., and if interest on the New Notes, or any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the New Notes, are effectively connected with such trade or business (and, if required by an applicable tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the U.S.), such Non-U.S. Holder generally will not be subject to U.S. federal withholding tax on such amounts provided that, in the case of interest, such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on a net income basis in substantially the same manner as a U.S. Holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected income for the taxable year, subject to certain adjustments.

Information Reporting and Backup Withholding
Generally, payments of interest on a New Note to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder. Backup withholding will not apply to payments of interest on a New Note if the recipient Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.
The payment of proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a New Note by a Non-U.S. Holder effected through a non-U.S. office of a U.S. broker or of a non-U.S. broker with certain specified U.S. connections may be subject to information reporting, but not backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption. The payment of proceeds from the sale, exchange, redemption, retirement or other disposition of a New Note by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless such Non-U.S. Holder certifies under penalties of perjury that it is not a U.S. person (generally by providing an IRS Form W-8BEN) or otherwise establishes an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is timely furnished to the IRS.
U.S. Federal Estate Tax
An individual Non-U.S. Holder who, for U.S. federal tax purposes, is not a citizen or resident of the U.S. at the time of such Non-U.S. Holder’s death generally will not be subject to U.S. federal estate taxes on any part of the value of a New Note; provided that, at the time of such Non-U.S. Holder’s death, (i) such Non-U.S. Holder does not actually or constructively own 10% or more of the combined voting power of all classes of GM’s stock and (ii) amounts treated as interest earned on the New Note are not effectively connected with the conduct of a trade or business in the U.S. by such Non-U.S. Holder.
PLAN OF DISTRIBUTION
Each broker-dealer that holds Old Notes for its own account as a result of market-making activities or other trading activities and receives New Notes pursuant to the Exchange Offer must represent that it will deliver a prospectus in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes, where such Old Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the date of completion of the Exchange Offer, we will make this prospectus, as amended and/or supplemented, available to any such broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.
We will not receive any proceeds from any exchange of the New Notes for the respective Old Notes by broker-dealers or from any sale of the New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions, through the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at prevailing market prices at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or, alternatively, to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells the New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of the New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by representing that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period beginning when New Notes are first issued in the Exchange Offer and ending up to 180 days after the date of completion of the Exchange Offer, we will send additional copies of this prospectus and any amendment and/or supplement to this prospectus to any broker-dealer that is entitled to use such documents and that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the Exchange Offer, other than commissions or concessions of any brokers or dealers, and will indemnify certain holders of the New Notes (including broker-dealers) against certain liabilities.

We have not sought and do not intend to seek a no-action letter from the SEC with respect to the effects of the Exchange Offer, and there can be no assurance that the staff of the SEC would make a similar determination with respect to the New Notes as it has in such no-action letters.
LEGAL MATTERS
The validity of the New Notes will be passed upon for us by Robert C. Shrosbree, Esq., Executive Director, Legal, Corporate & Securities, GM Legal Staff.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 2013, and the financial statements from which the Summary Consolidated Financial Information included in this prospectus have been derived, and the effectiveness of General Motors Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and includes explanatory paragraphs relating to the adoption of amendments to accounting standards and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and Summary Consolidated Financial Information have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

APPENDIX A
SPECIAL PROCEDURES AND REQUIREMENTS FOR CANADIAN HOLDERS
THE SPECIAL PROCEDURES AND REQUIREMENTS FOR CANADIAN HOLDERS HEREIN ARE IN ADDITION TO ALL OF THE OTHER INSTRUCTIONS AND REQUIREMENTS SET OUT IN THIS PROSPECTUS.
HOLDERS LOCATED OR RESIDENT IN ANY PROVINCE OR TERRITORY OF CANADA WISHING TO PARTICIPATE IN THE EXCHANGE OFFER MUST COMPLETE THE NOTICE FORM AND ACKNOWLEDGEMENT ATTACHED AS ANNEX 1 HERETO AND RETURN IT TO:
GM Stockholder Services
Office of the Secretary
482-C25-A36
P.O. Box 300
Detroit, MI 48265-3000
Tel: 313-667-1422
Fax: 313-667-1426
marianne.carson@gm.com

Attention: Marianne J. Carson

EACH HOLDER THAT PARTICIPATES IN THE EXCHANGE OFFER AND DOES NOT COMPLETE AND RETURN ANNEX 1 IN ACCORDANCE WITH THESE INSTRUCTIONS WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT LOCATED OR RESIDENT IN ANY PROVINCE OR TERRITORY OF CANADA.

RESALE RESTRICTIONS

The New Notes have not been nor will they be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the New Notes in Canada is being made on a basis which is exempt from the prospectus requirements of Canadian securities laws. Any resale of the New Notes must be made in accordance with, or pursuant to an exemption from, or in a transaction not subject to, the prospectus requirements of those laws. In addition, in order to comply with the dealer registration requirements of Canadian securities laws, any resale of the New Notes must be made either by a person not required to register as a dealer under applicable Canadian securities laws, or through an appropriately registered dealer or in accordance with an exemption from the dealer registration requirements. These Canadian resale restrictions may in some circumstances apply to resales made outside of Canada. Participants in the Exchange Offer located or resident in Canada are advised to seek Canadian legal advice prior to any resale of the New Notes.
Although General Motors Company is a reporting issuer in Canada, the legend prescribed by Section 2.5 of National Instrument 45-102 - Resale of Securities of the Canadian Securities Administrators (“NI 45-102”) will not appear on the New Notes and, as a result, they will not become freely tradeable in Canada after four months as the legending requirements of NI 45-102 will not be satisfied.
Further, because General Motors Company is a reporting issuer in Canada, the resale provisions of Section 2.14 of NI 45-102 permitting resales of the New Notes to be made on an exchange or market outside of Canada, or to a person or company outside of Canada, will not apply.
REPRESENTATIONS AND WARRANTIES OF CANADIAN PARTICIPANTS IN THE EXCHANGE OFFER
Each participant in the Exchange Offer located or resident in Canada will be deemed to have represented to General Motors Company that the participant:

(a)
is located or resident in one of the provinces or territories of Canada, and is entitled under applicable provincial or territorial securities laws to participate in the Exchange Offer without the benefit of a prospectus qualified under those securities laws;

(b)
is basing its investment decision solely on this prospectus (including the information incorporated herein by reference) and not on any other information concerning General Motors Company or the Exchange Offer;

(c)	has reviewed and acknowledges the terms referred to above under the heading “Resale Restrictions”;

(d)
is an “accredited investor” as defined in National Instrument 45-106 Prospectus and Registration Exemptions (“NI 45-106”) and, if relying on subsection (m) of the definition of that term, is not a person created or being used solely to purchase or hold securities as an accredited investor; and

(e)	is either acquiring the New Notes as principal for its own account, or is deemed to be acquiring the New Notes as principal by applicable law.

Each participant in the Exchange Offer in Canada hereby agrees that it is the participant’s express wish that all documents evidencing or relating in any way to the Exchange Offer be drafted in the English language only. Chaque acheteur au Canada des valeurs mobilières reconnaît que c’est sa volonté expresse que tous les documents faisant foi ou se rapportant de quelque manière à la vente des valeurs mobilières soient rédigés uniquement en anglais.
INDIRECT COLLECTION OF PERSONAL INFORMATION
By participating in the Exchange Offer, each participant located or resident in Canada acknowledges that its name and other specified information, including the principal aggregate amount of the New Notes it has received in the Exchange Offer, may be disclosed to Canadian securities regulatory authorities and become available to the public in accordance with the requirements of applicable laws. Each such participant consents to the disclosure of that information.
NOTICE TO ONTARIO INVESTORS
By participating in the Exchange Offer, each participant located or resident in the Province of Ontario acknowledges that personal information such as the participant’s name will be delivered to the Ontario Securities Commission (the “OSC”) and that such personal information is being collected indirectly by the OSC under the authority granted to it in securities legislation for the purposes of the administration and enforcement of the securities legislation of Ontario. By participating in the Exchange Offer, the participant shall be deemed to have authorized such indirect collection of personal information by the OSC. Questions about such indirect collection of personal information should be directed to the OSC’s Administrative Support Clerk, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8 or to the following telephone number: (416) 593-3684.
RIGHTS OF ACTION
This prospectus, together with this Appendix A, constitutes a Canadian Offering Memorandum (an "offering memorandum") within the meaning of Canadian securities laws.
Ontario Investors
Rule 45-501 provides that when an offering memorandum is delivered to an investor to whom securities are distributed in reliance upon the “accredited investor” prospectus exemption in Section 2.3 of NI 45-106, the right of action referred to in Section 130.1 of the Securities Act (Ontario) (“Section 130.1”) is applicable unless the prospective participant is:
(a)    a Canadian financial institution, meaning either:

(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act;

(ii)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

(b)	a Schedule III bank, meaning an authorized foreign bank named in Schedule III of the Bank Act (Canada);

(c)	The Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(d)
a subsidiary of any person referred to in paragraphs (a), (b) or (c), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by the directors of the subsidiary.

Section 130.1 provides participants in the Exchange Offer, offered by an offering memorandum with a statutory right of action against the issuer of securities and any selling securityholder for rescission or damages in the event that the offering memorandum or any amendment to it contains a “misrepresentation”, without regard to whether the participant relied on the “misrepresentation”. “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement not misleading in light of the circumstances in which it was made.
In the event that this prospectus, together with any amendment, is delivered to a prospective participant in the Exchange Offer in connection with a trade made in reliance on Section 2.3 of NI 45-106, and this prospectus contains a misrepresentation which was a misrepresentation at the time of participation in the Exchange Offer, the participant will have a statutory right of action against General Motors Company for damages or, while still the owner of the New Notes, for rescission, in which case, if the participant elects to exercise the right of rescission, the participant will have no right of action for damages, provided that:

(a)
no action shall be commenced more than, in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or in the case of any other action, the earlier of (i) 180 days after the plaintiff first had knowledge of the facts giving rise to the cause of action, or (ii) three years after the date of the transaction that gave rise to the cause of action;

(b)	the defendant will not be liable if it proves that the participant participated in the Exchange Offer with knowledge of the misrepresentation;

(c)	the defendant will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the New Notes as a result of the misrepresentation relied upon;

(d)	in no case will the amount recoverable exceed the price at which the New Notes were offered in the Exchange Offer; and

(e)	the statutory right of action for rescission or damages is in addition to and does not derogate from any other rights or remedies the participant in the Exchange Offer may have at law.
This summary is subject to the express provisions of the Securities Act (Ontario) and the regulations and rules made under it, and you should refer to the complete text of those provisions.
Saskatchewan Investors
Section 138 of The Securities Act, 1988 (Saskatchewan), as amended (the “Saskatchewan Act”), provides that where an offering memorandum (such as this document) or any amendment to it is sent or delivered to an investor purchaser and it contains a misrepresentation (as defined in the Saskatchewan Act), a purchaser who purchases a security covered by the offering memorandum or any amendment to it is deemed to have relied upon that misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for rescission against the issuer or has a right of action for damages against:

(a)	the issuer;

(b)	every promoter and director of the issuer at the time the offering memorandum or any amendment to it was sent or delivered;

(c)	every person or company whose consent has been filed respecting the offering, but only with respect to reports, opinions or statements that have been made by them;

(d)	every person who or company that, in addition to the persons or companies mentioned in (a) to (c) above, signed the offering memorandum or the amendment to the offering memorandum; and

(e)	every person who or company that sells securities on behalf of the issuer under the offering memorandum or amendment to the offering memorandum.

Such rights of rescission and damages are subject to certain limitations including the following:

(a)	if the purchaser elects to exercise its right of rescission against the issuer it shall have no right of action for damages against that party;

(b)
in an action for damages, a defendant will not be liable for all or any portion of the damages that he, she or it proves do not represent the depreciation in value of the securities resulting from the misrepresentation relied on;

(c)
no person or company, other than the issuer will be liable for any part of the offering memorandum or any amendment to it not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation sufficient to provide reasonable grounds for a belief that there had been no misrepresentation or believed that there had been a misrepresentation;

(d)	in no case shall the amount recoverable exceed the price at which the securities were offered; and

(e)	no person or company is liable in an action for rescission or damages if that person or company proves that the purchaser purchased the securities with knowledge of the misrepresentation.

In addition, no person or company, other than the issuer will be liable if the person or company proves that:

(a)
the offering memorandum or any amendment to it was sent or delivered without the person’s or company’s knowledge or consent and that, on becoming aware of it being sent or delivered, that person or company gave reasonable general notice that it was so sent or delivered; or

(b)
with respect to any part of the offering memorandum or any amendment to it purporting to be made on the authority of an expert, or purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert, that person or company had no reasonable grounds to believe and did not believe that there had been a misrepresentation, the part of the offering memorandum or any amendment to it did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Not all defences upon which we or others may rely are described herein. Please refer to the full text of the Saskatchewan Act for a complete listing.
Similar rights of action for damages and rescission are provided in section 138.1 of the Saskatchewan Act in respect of a misrepresentation in advertising and sales literature disseminated in connection with an offering of securities.
Section 138.2 of the Saskatchewan Act also provides that where an individual makes a verbal statement to a prospective purchaser that contains a misrepresentation relating to the security purchased and the verbal statement is made either before or contemporaneously with the purchase of the security, the purchaser is deemed to have relied on the misrepresentation, if it was a misrepresentation at the time of purchase, and has a right of action for damages against the individual who made the verbal statement.
Section 141(1) of the Saskatchewan Act provides a purchaser with the right to void the purchase agreement and to recover all money and other consideration paid by the purchaser for the securities if the securities are sold in contravention of the Saskatchewan Act, the regulations to the Saskatchewan Act or a decision of the Saskatchewan Financial Services Commission.
Section 141(2) of the Saskatchewan Act also provides a right of action for rescission or damages to a purchaser of securities to whom an offering memorandum or any amendment to it was not sent or delivered prior to or at the same time as the purchaser enters into an agreement to purchase the securities, as required by Section 80.1 of the Saskatchewan Act.
The rights of action for damages or rescission under the Saskatchewan Act are in addition to and do not derogate from any other right which a purchaser may have at law.
Section 147 of the Saskatchewan Act provides that no action shall be commenced to enforce any of the foregoing rights more than:

(a)	in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or

(b)	in the case of any other action, other than an action for rescission, the earlier of:

(i)	one year after the plaintiff first had knowledge of the facts giving rise to the cause of action; or

(ii)	six years after the date of the transaction that gave rise to the cause of action.

The Saskatchewan Act also provides a purchaser who has received an amended offering memorandum delivered in accordance with subsection 80.1(3) of the Saskatchewan Act with a right to withdraw from the agreement to purchase the securities by delivering a notice to the person who or company that is selling the securities, indicating the purchaser’s intention not to be bound by the purchase agreement, provided such notice is delivered by the purchaser within two business days of receiving the amended offering memorandum.
New Brunswick Investors
Section 150(1) of Securities Act (New Brunswick) provides that where any information relating to the offering provided to the purchaser of the securities contains a misrepresentation, a purchaser who purchases the securities shall be deemed to have relied on the misrepresentation if it was a misrepresentation at the time of purchase, and

(a)	the purchaser has a right of action for damages against the issuer; or

(b)
where the purchaser purchased the securities from a person referred to in paragraph (a), the purchaser may elect to exercise a right of rescission against the person, in which case the purchaser shall have no right of action for damages against the person.

This right of action is not available if the purchaser purchased the securities with knowledge of the misrepresentation, and a defendant is not liable for all or any portion of the damages that the defendant proves do not represent the depreciation in value of the securities as a result of the misrepresentation relied on.
An issuer shall not be liable where it is not receiving any proceeds from the distribution of the securities being distributed and the misrepresentation was not based on information provided by the issuer unless the misrepresentation:

(a)	was based on information that was previously publicly disclosed by the issuer;

(b)	was a misrepresentation at the time of its previous public disclosure; and

(c)	was not subsequently publicly corrected or superseded by the issuer before the completion of the distribution of the securities being distributed.

In no case shall the amount recoverable under these rights of action exceed the price at which the securities were offered.
These rights are in addition to and without derogation from any other right the purchaser may have at law.
Nova Scotia Investors
Where an offering memorandum or any amendment thereto or any advertising or sales literature (as defined in the Securities Act (Nova Scotia)) contains a misrepresentation, a purchaser to whom the offering memorandum has been delivered and who purchases a security referred to therein shall be deemed to have relied upon such misrepresentation if it was a misrepresentation at the time of purchase and the purchaser has the right of action for damages against the issuer or other seller and, subject to certain additional defenses, against directors of the seller and persons who have signed the offering memorandum, but may elect to exercise a right of rescission against the seller, in which case he shall have no right of action for damages against the seller, directors of the seller or persons who have signed the offering memorandum, provided that, among other limitations:

(a)	in an action for rescission or damages, the defendant will not be liable if it proves that the purchaser purchased the security with knowledge of the misrepresentation;

(b)
in an action for damages, the defendant is not liable for all or any portion of the damages that it proves do not represent the depreciation in value of the security as a result of the misrepresentation relied upon; and

(c)	in no case shall the amount recoverable under the right of action described herein exceed the price at which the security was offered.

In addition no person or company other than the issuer is liable if the person or company proves that:

(a)
the offering memorandum or the amendment to the offering memorandum was sent or delivered to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person’s or company’s knowledge or consent;

(b)
after delivery of the offering memorandum or the amendment to the offering memorandum and before the purchase of the securities by the purchaser, on becoming aware of any misrepresentation in the offering memorandum, or amendment to the offering memorandum, the person or company withdrew the person’s or company’s consent to the offering memorandum, or amendment to the offering memorandum, and gave reasonable general notice of the withdrawal and the reason for it; or

(c)
with respect to any part of the offering memorandum or amendment to the offering memorandum purporting: (i) to be made on the authority of an expert; or (ii) to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that (A) there had been a misrepresentation or (B) the relevant part of the offering memorandum or amendment to the offering memorandum (1) did not fairly represent the report, opinion or statement of the expert or (2) was not a fair copy of, or an extract from, the report, opinion or statement of the expert.

Furthermore, no person or company other than the issuer is liable with respect to any part of the offering memorandum or amendment to the offering memorandum not purporting: (a) to be made on the authority of an expert; or (b) to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no misrepresentation or believed that there had been a misrepresentation.
If a misrepresentation is contained in a record incorporated by reference in, or deemed incorporated into, the offering memorandum or amendment to the offering memorandum, the misrepresentation is deemed to be contained in the offering memorandum or amendment to the offering memorandum.
Pursuant to section 146 of the Securities Act (Nova Scotia), no action shall be commenced to enforce the right of action conferred by section 138 thereof unless an action is commenced to enforce that right not later than 120 days after the date on which payment was made for the security or after the date on which the initial payment for the security was made where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment.
The right of action for rescission or damages described herein is conferred by section 138 of the Securities Act (Nova Scotia) and is in addition to and without derogation from any right the purchaser may have at law.
For the purposes of the Securities Act (Nova Scotia) “misrepresentation” means:

(a)	an untrue statement of material fact; or

(b)	an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

General
This summary is subject to the express provisions of the Securities Act (Ontario), The Securities Act, 1988 (Saskatchewan), the Securities Act (New Brunswick) and the Securities Act (Nova Scotia) and the regulations and rules thereunder, and you should refer to such acts for the complete text of those provisions.

ENFORCEMENT OF LEGAL RIGHTS
The directors and officers of General Motors Company as well as any experts named in this document are likely to be located outside of Canada and, as a result, it may not be possible for participants in the Exchange Offer to effect service of process within Canada upon General Motors Company or those persons. All or a substantial portion of the assets of General Motors Company and those persons is likely to be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against General Motors Company or those persons in Canada or to enforce a judgment obtained in Canadian courts against General Motors Company or those persons outside of Canada.

ANNEX 1
NOTICE FORM AND ACKNOWLEDGEMENT
FOR HOLDERS LOCATED OR RESIDENT IN CANADA
ALL PARTICIPANTS IN THE EXCHANGE OFFER LOCATED OR RESIDENT IN ANY PROVINCE OR TERRITORY IN CANADA MUST COMPLETE THIS FORM AND RETURN IT TO:
GM Stockholder Services
Office of the Secretary
482-C25-A36
P.O. Box 300
Detroit, MI 48265-3000
Tel: 313-667-1422
Fax: 313-667-1426
marianne.carson@gm.com
Attention: Marianne J. Carson

Name of Holder:
Address:

Amount of 3.500% Senior Notes due 2018 Being Exchanged:
Amount of 4.875% Senior Notes due 2023 Being Exchanged:
Amount of 6.250% Senior Notes due 2043 Being Exchanged:
Is the holder an “insider” of General Motors Company within the meaning of Canadian securities laws?

[ ] YES	[ ] NO
Is the holder a “registrant” (that is, a registered securities dealer, a registered adviser or a registered investment fund manager) under Canadian securities laws?

[ ] YES	[ ] NO

THE UNDERSIGNED hereby acknowledges having received and reviewed Appendix A, Special Procedures and Requirements for Canadian holders to the prospectus of General Motors Corporation relating to its exchange offer for 3.500% Senior Notes due 2018, 4.875% Senior Notes due 2023 and 6.250% Senior Notes due 2043, each originally issued September 27, 2013, and confirms that the information set out above in this Annex 1 is true and correct, and that the deemed representations and warranties set out in Appendix A under the heading, “Representations and Warranties of Canadian Participants in the Exchange Offer” are true and correct as if set forth in full in this Annex 1.
DATED this        day of             , 2014

Name of Holder:
By its Authorized Representative	Signature:
Name:
Title:

Contact Information for Authorized Representative of the Holder:

Telephone Number:
Fax Number:
E-mail Address:

Offer to Exchange

$1,500,000,000 aggregate principal amount of new 3.500% Senior Notes due 2018 for all outstanding 3.500% Senior Notes due 2018 originally issued September 27, 2013,

$1,500,000,000 aggregate principal amount of new 4.875% Senior Notes due 2023 for all outstanding 4.875% Senior Notes due 2023 originally issued September 27, 2013, and

$1,500,000,000 aggregate principal amount of new 6.250% Senior Notes due 2043 for all outstanding 6.250% Senior Notes due 2043 originally issued September 27, 2013.

                            , 2014
DEALER PROSPECTUS DELIVERY OBLIGATION
Until the date that is 180 days after the date of completion of the Exchange Offer, all dealers that effect transactions in these securities, whether or not participating in this Exchange Offer, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. Indemnification of Directors and Officers
Under Section 145 of the General Corporation Law of the State of Delaware, General Motors is empowered to indemnify its directors and officers as provided therein.
General Motors’ Certificate of Incorporation, as amended, provides that no director shall be personally liable to General Motors or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to General Motors or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174, or any successor provision thereto, of the Delaware Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.
Under Article V of its Bylaws, General Motors shall indemnify and advance expenses to every director and officer (and to such person’s heirs, executors, administrators or other legal representatives) in the manner and to the full extent permitted by applicable law as it presently exists, or may hereafter be amended, against any and all amounts (including judgments, fines, payments in settlement, attorneys’ fees and other expenses) reasonably incurred by or on behalf of such person in connection with any threatened, pending or completed investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), in which such director or officer was or is made or is threatened to be made a party or called as a witness or is otherwise involved by reason of the fact that such person is or was a director or officer of General Motors, or is or was serving at the request of General Motors as a director, officer, employee, fiduciary or member of any other corporation, partnership, joint venture, trust, organization or other enterprise, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee, fiduciary or member or in any other capacity while serving as a director, officer, employee, fiduciary or member. General Motors shall not be required to indemnify a person in connection with a proceeding initiated by such person if the proceeding was not authorized by the Board of Directors of General Motors. General Motors shall pay the expenses of directors and officers incurred in defending any proceeding in advance of its final disposition (“advancement of expenses”); provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that by final judicial decision from which there is no further right of appeal the director or officer is not entitled to be indemnified under Article V of the Bylaws or otherwise. If a claim for indemnification or advancement of expenses by an officer or director under Article V of the Bylaws is not paid in full within ninety days after a written claim therefor has been received by General Motors, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, General Motors shall have the burden of proving that the claimant was not entitled to the requested indemnification or advancement of expenses under applicable law. The rights conferred on any person by Article V of the Bylaws shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of General Motors’ Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
The Board of Directors may, to the fullest extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at General Motors’ expense insurance: (a) to reimburse General Motors for any obligation which it incurs under the provisions of Article V of the Bylaws as a result of the indemnification of past, present or future directors, officers, employees, agents and any persons who have served in the past, are now serving or in the future will serve at the request of General Motors as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and (b) to pay on behalf of or to indemnify such persons against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of Article V of the Bylaws, whether or not General Motors would have the power to indemnify such persons against such liability under Article V of the Bylaws or under applicable law.
ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
(a) A list of exhibits filed with this registration statement on Form S-4 is set forth in the Exhibit Index and is incorporated herein by reference.
(b) Financial schedules are omitted because they are not applicable or not required, or because the information is included in our financial statements and/or the notes related thereto that are incorporated herein by reference.
(c) Not applicable.

ITEM 22. UNDERTAKINGS
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, General Motors Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on May 22, 2014.

General Motors Company

By:	/s/ MARY T. BARRA
Mary T. Barra
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/MARY T. BARRA	Chief Executive Officer (Principal Executive Officer) and Director	May 22, 2014
Mary T. Barra
/s/CHARLES K. STEVENS III	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 22, 2014
Charles K. Stevens III
/s/THOMAS S. TIMKO	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 22, 2014
Thomas S. Timko *
Theodore M. Solso *	Chairman of the Board	May 22, 2014
David Bonderman *	Director	May 22, 2014
Errol B. Davis, Jr. *	Director	May 22, 2014
Stephen J. Girsky *	Director	May 22, 2014
E. Neville Isdell *	Director	May 22, 2014
Robert D. Krebs *	Director	May 22, 2014
Kathryn V. Marinello *	Director	May 22, 2014
Admiral Michael G. Mullen, USN (ret.) *	Director	May 22, 2014
James J. Mulva *	Director	May 22, 2014
Patricia F. Russo *	Director	May 22, 2014
Thomas M. Schoewe *	Director	May 22, 2014
Carol M. Stephenson	Director	May 22, 2014
Dr. Cynthia A. Telles	Director

* The undersigned, by signing his or her name hereto, does execute this Registration Statement on behalf of the persons identified above pursuant to a power of attorney.

By:	/s/ANNE T. LARIN
Anne T. Larin
Attorney-in-Fact

EXHIBIT INDEX
Exhibit Number         Document Description

3.1
Restated Certificate of Incorporation of General Motors Company dated December 7, 2010, incorporated herein by reference to Exhibit 3.2 to the Current Report on Form 8-K of General Motors Company filed December 13, 2010

3.2
Bylaws of General Motors Company, as amended and restated as of November 19, 2013, incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of General Motors Company filed November 22, 2013

4.1
Certificate of Designations of Series A Fixed Rate Cumulative Perpetual Preferred Stock of General Motors Company, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of General Motors Company filed November 16, 2009

4.2
Indenture, dated as of September 27, 2013, between General Motors Company and The Bank of New York Mellon, as Trustee, incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 of General Motors Company filed April 30, 2014

4.3	First Supplemental Indenture, dated as of September 27, 2013, between General Motors Company and The Bank of New York Mellon, as Trustee*

4.4	Registration Rights Agreement, dated as of September 27, 2013, between General Motors Company and Citigroup Global Markets Inc., acting as a representative of the several Initial Purchasers*

4.5	Form of 3.500% Senior Note due 2018 (included in Exhibit 4.3)

4.6	Form of 4.875% Senior Note due 2023 (included in Exhibit 4.3)

4.7	Form of 6.250% Senior Note due 2043 (included in Exhibit 4.3)

5.1	Opinion of Robert C. Shrosbree, Esq.*

12.1	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the Annual Report on Form 10-K of General Motors Company filed February 6, 2014

12.2	Computation of Ratio of Earnings to Fixed Charges, incorporated by reference to Exhibit 12 to the Quarterly Report on Form 10-Q of General Motors Company filed April 24, 2014

23.1	Consent of Deloitte & Touche LLP*

23.2	Consent of Robert C. Shrosbree, Esq. (included in Exhibit 5.1)

24.1	Powers of Attorney for directors and officers of GM*

25.1	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon, as trustee, in respect of the Indenture*

99.1	Form of Letter of Transmittal*

99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.3	Form of Letter to Clients*

99.4	Form of Notice of Guaranteed Delivery*
___________
*Filed herewith